As filed with the Securities and Exchange Commission on December 20, 2000
                                                      Registration No. 333-51836



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------


                     Pre-Effective Amendment Number One to
                                    FORM SB-2
             Registration Statement Under the Securities Act of 1933
                                ----------------
                               ACCESS POWER, INC.



                       FLORIDA                                      4813                                     59-342098
                       -------                                      ----                                     ---------
           (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NUMBER)

                                                                                                            Copies to:
               10033 SAWGRASS DRIVE WEST                       GLENN A. SMITH                            JAN M. DAVIDSON
                       SUITE 100                    10033 SAWGRASS DRIVE WEST, SUITE 100             KILPATRICK STOCKTON LLP
           PONTE VEDRA BEACH, FLORIDA 32082           PONTE VEDRA BEACH, FLORIDA 32082          1100 PEACHTREE STREET, SUITE 2800
                    (904) 273-2980                             (904) 273-2980                         ATLANTA, GEORGIA 30309
          (ADDRESS AND TELEPHONE NUMBER OF         (NAME, ADDRESS, AND TELEPHONE NUMBER OF                 (404) 815-6500
             PRINCIPAL EXECUTIVE OFFICES                     AGENT FOR SERVICE)                      (404) 815-6555 (FACSIMILE)

             ---------------------------                     ------------------                      --------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /



========================================== ====================== ======================= ======================= ==================
         TITLE OF EACH CLASS OF                AMOUNT TO BE          PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
       SECURITIES TO BE REGISTERED              REGISTERED          OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION FEE
                                                                          SHARE                   PRICE
------------------------------------------ ---------------------- ----------------------- ----------------------- ------------------
Common Stock, $.001 par value                38,473,089<F1><F2>         $0.1375<F3>           $5,290,049.74              <F6>
------------------------------------------ ---------------------- ----------------------- ----------------------- ------------------
Common Stock, $.001 par value              Up to 6,482,590<F2><F3>      $0.1375<F3><F4>       $  891,356.13              <F6>
------------------------------------------ ---------------------- ----------------------- ----------------------- ------------------
Warrants to Purchase Common Stock                1,000,000                --<F5>                   --<F5>            $    0.00
========================================== ====================== ======================= ======================= ==================

<F1>     Includes  in  sum  1,907,460   shares   issuable  upon   conversion  of
outstanding 6% Convertible Debentures of the registrant and 22,000,000 shares issuable upon the conversion of additional 6% Convertible Debentures and 1,000,000 shares underlying warrants, which additional debentures and warrants are themselves issuable upon exercise of a special warrant, and 1,400,000 shares issuable upon exercise of outstanding warrants. The number of shares registered for issuance upon conversion of the debentures is an estimate based upon the conversion formula applied as of a recent date. Also includes 864,481 shares to be sold by certain selling shareholders, 225,000 shares of common stock underlying presently exercisable warrants held by an investor with an exercise price of $0.192 per share, 1,620,648 shares of common stock underlying presently exercisable warrants held by the same investor with an exercise price of $0.125 per share, and 9,455,500 shares of common stock issuable upon the exercise of presently exercisable options held by certain selling shareholders with exercise prices ranging between $0.11 and $1.00.

<F2>     An  indeterminate  number of  additional  shares  of  common  stock are registered hereunder in accordance with Rule 416 under the Securities Act that may be issued as provided in the 6% Convertible Debentures and warrants in the event that the provisions against dilution in such instruments become operative.

<F3>     Estimated  solely for the purpose of calculating the  registration  fee pursuant to Rule 457(c) of the Securities Act of 1933 and based on the average of the high and low price per share of Access Power, Inc. common stock as quoted on the OTC electronic bulletin board on December 8, 2000.

<F4>  Although  we have used the average  of the high and low price per share of
Access Power, Inc. common stock as quoted on the OTC electronic bulletin board on December 8, 2000 as required by Rule 457(c) of the Securities Act of 1933, the actual price per share of the common stock to be issued to Grandview will vary based on the volume-weighted average daily price of our common stock during the request periods provided for in the investment agreement described in this registration statement. The purchase price will be equal to 90% to 93% of the volume-weighted average daily price for each trading day within such request periods. This agreement allows for requests to be made every 11 trading days over the 18-month period of the investment agreement for amounts up to $5,000,000 per request for an aggregate of up to $30,000,000.

<F5>     The  offering  price of the  warrants  cannot  be  determined  as their exercise price ($2.20 per share) is above current bid and asked prices for the common stock.

<F6>  Previously paid in connection with the initial filing of this registration statement on Form SB-2.


--------------------------------------------------------------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        44,955,679 SHARES OF COMMON STOCK
                   1,000,000 WARRANTS TO PURCHASE COMMON STOCK

                               ACCESS POWER, INC.
                            -------------------------

         Certain of Access Power, Inc.'s shareholders are offering for sale the shares of common stock, par value $0.001 per share, and warrants to purchase shares of common stock of Access Power being offered under this prospectus.

         The registration statement of which this prospectus forms a part registers for resale an aggregate of 8,328,238 shares of our common stock that may be issued through an investment agreement that we entered into with Grandview Court, LLC as further described in this prospectus. The 8,328,238 shares registered pursuant to the registration statement of which this prospectus forms a part would constitute 15% of our issued and outstanding common stock as of December 1, 2000. The shares we are registering pursuant to the registration statement of which this prospectus forms a part do not constitute all the shares that may be registered pursuant to the investment agreement. Depending upon how much money we request from Grandview and the price of our common stock in the future, we may issue substantially more shares to Grandview pursuant to the investment agreement. The issuance of additional shares of our common stock to Grandview would result in the dilution of our outstanding shares.

         We will receive the sale price of any common stock that we may sell through the investment agreement, and Grandview may resell those shares pursuant to this prospectus. We will also receive $43,200 if outstanding warrants to purchase 225,000 shares of common stock held by Grandview are exercised. This amount does not include additional warrants that we are required to issue to Grandview pursuant to the investment agreement, as further described in this prospectus. We will not receive any proceeds from Grandview's resale of our common stock.

         The remaining 36,627,441 shares and 1,000,000 warrants to purchase common stock are being offered for sale by certain of our shareholders. Access Power will not receive any of the proceeds from the sale of the shares of common stock or warrants. We will, however, receive $4,568,000 if all outstanding warrants and options to purchase common stock, other than those held by Grandview, are exercised.

         We will pay certain of the legal and other expenses of this offering, estimated to be $15,000. The selling shareholders will bear the cost of any brokerage commissions or discounts or other selling expenses incurred in connection with the sale of their shares or warrants. The price and the commissions, if any, paid in connection with any sale may be privately negotiated, may be based on then prevailing market prices, and may vary from transaction to transaction and, as a result, are not currently known.

         Bid and asked prices for our common stock are quoted, and the last sale is reported, on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers under the symbol "ACCR." On December 1, 2000 the last bid price of the common stock as reported was $0.125. As of December 1, 2000, there were 52,601,617 shares of our common stock outstanding, 2,625,000 shares of common stock issuable upon the exercise of issued and outstanding warrants, and approximately 24,500,000 shares of common stock issuable upon conversion of certain debentures, $250,000 of which debentures are currently outstanding and $2,200,000 of which may be purchased pursuant to an outstanding warrant to purchase such debentures.

         The selling shareholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. We have not registered the shares or warrants for sale by the selling shareholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares or warrants should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

         AN INVESTMENT IN SHARES OF OUR COMMON STOCK OR WARRANTS INVOLVES SIGNIFICANT RISK. WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7, ALONG WITH THE REST OF THIS PROSPECTUS, BEFORE YOU MAKE YOUR INVESTMENT DECISION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -------------

                The date of this prospectus is December 14, 2000

                                     SUMMARY

         YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

GENERAL

         Access Power, Inc. was incorporated to offer Internet-based communications products and services in the United States and international markets. We were one of the first companies to offer a way to transmit voice and multi-media communications over the Internet, a service that is commonly referred to as Internet protocol telephony.

PRODUCTS AND SERVICES

         Our voice-over-Internet service integrates traditional telephone functions with advanced Internet-based communications technology. Our customers are able to communicate long distance over the Internet, a less costly alternative to traditional long distance telephone lines. Our customers can use our technology to make calls in three ways:

              (1) from a  telephone  to another  telephone;
              (2) from a personal computer (PC) to another PC; and
              (3) from a PC to a telephone.

In addition to cost savings, Internet telephony permits services that are not available through traditional long distance networks, such as interactive document and data sharing and multi-media data transmissions.

         On April 12, 1999, we began selling a flat-rate, unlimited usage PC-to-telephone service under the tradename Net.Caller(TM) PC-to-Phone. Net.Caller PC-to-Phone customers download free software from our website to their PC, which allows them to use their PC to call from anywhere in the world to a telephone in the United States, Canada, Puerto Rico, and twelve European countries.

         On September 1, 1999, we began selling a flat-rate, unlimited usage telephone-to-telephone service under the tradename Net.Caller Phone-to-Phone. Net.Caller Phone-to-Phone customers place calls using traditional telephone equipment. Under the flat-rate plan, calls may be placed from certain cities in Florida and Texas to anywhere in the continental United States. Calls made to areas outside of the continental United States are billed on a per minute usage basis.

         On December 2, 1999, we released our e-button(TM) software, a third-party browser plug-in that is automatically downloaded and installed upon the customer's first attempt to use it. Using e-button, consumers viewing a company's web site can instantly dial up a designated representative of that company, usually someone providing sales or support services, by clicking on the e-button icon. Our e-button software could provide electronic commerce benefits to any company with a traditional call center.

         We launched FreeWebCall.com(TM) on August 1, 2000, which provides customers with free PC-to-phone calling and will soon allow free PC-to-PC calling. The network supports PC-to-phone calls from anywhere in the world to a telephone in the United States, Canada, or the United Kingdom. PC-to-PC calling, when offered, will be global. We earn revenue through FreeWebCall.com by selling advertisements and displaying them to our customers while they are logged in to the network and using the FreeWebCall service for their long distance calling.

         Additionally, we began selling a PC telephone software package called Internet Phone for Access Power through our website in 1997. Internet Phone is made by VocalTec Communications Inc. and can be used in two ways. First, customers use the software to obtain PC-to-PC communication service for free. Second, customers can combine the software with Net.Caller PC-to-Phone service, a less expensive communication alternative to traditional long distance telecommunication. Through the Internet Phone, our customers are able to take advantage of the interactive document and data sharing and multi-media data transmission capabilities of Internet protocol telephony.

         We have entered into agreements with companies to expand our products and services into Europe and Africa. We intend to pursue additional international expansion via joint ventures and other business arrangements throughout South America, Africa, and the Pacific Rim.

         Access Power Advanced Communications(R), e-button(TM), FreeWebCall.com(TM), and Net.Caller(TM) are our trAdemarks. All other trademarks and trade names referred to in this prospectus are the property of their respective owners.

BUSINESS GOAL AND STRATEGIES

         Our goal is to become one of the world's leading providers of international Internet telephony products and services. To achieve this goal, we plan to expand our Internet telephony network by using new technology as it is developed and integrating those developments with our own technology. We plan to expand our customer base by providing free Internet telephony products and services through FreeWebCall.com. We will also continue to provide discount and enhanced international calling services.

MARKET

         Our market includes residential and commercial users of advanced communications products and services throughout the world. Our ability to offer low communication transmission rates and new Internet protocol telephony-based services provides us an opportunity to enter the wholesale arena as well as the retail market.

EXECUTIVE OFFICES

         Our principal executive offices are located at 10033 Sawgrass Drive West, Suite 100, Ponte Vedra Beach, Florida, 32082, and our telephone number is
(904) 273-2980.

THE OFFERING

Common stock offered by selling shareholders..............       44,955,679 shares

Warrants to purchase common stock offered by selling
shareholders..............................................       1,000,000 warrants (1)

Common stock to be outstanding after the offering.........       98,737,336 shares (1), (2)

OTC Bulletin Board symbol.................................       "ACCR"
------------------

(1) 1,000,000 warrants give the holder the right to purchase from us one share of our common stock for $2.20.

(2) Assumes the exercise of all outstanding warrants and options, and the conversion of all outstanding debentures and the sale of 8,328,238 shares of common stock under the investment agreement (including certain warrants issued to Grandview pursuant to the investment agreement). This number does not include shares issuable to Grandview under the investment agreement as penalties or all the shares issuable to Grandview under the investment agreement.

         We signed an investment agreement with Grandview Court, LLC, a Cayman Islands limited liability company, on November 13, 2000, for the future issuance and purchase of shares of our common stock. The investment agreement establishes what is sometimes referred to as an equity line of credit.

         Under the equity line of credit, we can request up to $30 million from Grandview over an 18-month period in return for shares of our common stock. Once every 11 trading days, we may request between $100,000 and $5,000,000 in cash from Grandview. The maximum amount that we can actually request at any one time will be determined by a discount to the volume-weighted average daily price of our common stock for the 30 days prior to our request and certain conditions and limitations. We are under no obligation to make a request from Grandview, although we may have to pay certain penalties in cash if we do not request certain amounts in certain time frames.

         To determine the number of shares issuable to Grandview, we will use the formulas based on our market price that are described on page 38. On December 1, 2000, the closing bid price for our common stock was $0.125, and the average daily trading volume for the last 30 trading days ended December 1, 2000 was $0.168. If this market price and average trading volume remained constant over the 18-month period of the investment agreement, each request would be capped at $100,000. Under this example, assuming we request the total amount allowable in each request period during the term of the equity line, we would issue 32,000,000 shares to Grandview at $0.1125 per share; provided that we do not exceed the limit contained in the investment agreement or Grandview's total beneficial ownership of common stock described below, and we have enough authorized shares. We currently have 47,398,383 shares authorized but unissued, and we plan to ask our shareholders to approve the authorization of additional shares at a special meeting of our shareholders, which we expect to hold in February of 2001.

         We have registered 44,955,679 shares of common stock pursuant to the registration statement of which this prospectus forms a part, a large portion of which is owned by shareholders other than Grandview. Included in that amount is 8,328,238 shares of common stock we have registered for sale by Grandview. The number of shares we can issue to Grandview is limited by a provision in the investment agreement that prevents us from issuing shares to Grandview to the extent that Grandview would own more than 4.99% of our outstanding common stock. Resales of our common stock by Grandview pursuant to this prospectus would reduce the number of shares beneficially owned by Grandview and, thus, may allow us to issue additional shares to Grandview without violating the investment agreement.


         The per share price Grandview pays for our common stock includes a discount of seven percent to ten percent based on the average of the lowest three closing bid prices over a ten day period. We will receive the amount we request minus an escrow agent fee per request ranging between $500 and $2,000, depending upon the amount of the request. In addition, we will issue approximately 194,481 shares of common stock to Continental Capital and Equity Corporation, the placement agent who introduced Grandview to us, in connection with the investment agreement. The 194,481 shares registered for issuance to Continental under the registration statement of which this prospectus forms a part are issuable pursuant to our agreement with Continental which provides that we will issue to Continental shares of our common stock equal to 3% of the shares of common stock issued to Grandview pursuant to each request for cash under the investment agreement. Depending upon the amount of money we request from Grandview and the price of our common stock, the number of shares we are required to issue to Continental could be substantially more than the 194,481 shares we are currently registering. These shares are in addition to the 620,000 shares already owned by Continental that we issued in return for investor relations services provided by Continental to us. All 814,481 shares owned by and to be issued to Continental are being registered pursuant to the registration statement of which this prospectus forms a part.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus under the captions SUMMARY, RISK FACTORS, MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, BUSINESS, and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the telecommunications industry, our plans and objectives for future operations, the likelihood of our success in developing and expanding our business, potential regulatory obligations, and other statements that are not historical facts. The forward-looking statements included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties, many of which are beyond our control. When used in this prospectus, the words "anticipate," "believe," "estimate," or similar expressions generally identify forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These factors include, among other things, the risks set forth in the RISK FACTORS section.

                             SUMMARY FINANCIAL DATA

         The summary financial data set forth in the table below is derived from our audited financial statements for the year ended December 31, 1999 and 1998 and our unaudited statements for the nine months ended September 30, 2000 and 1999. The financial statements are included in this prospectus at page F-1. This financial data represents historical information that is not necessarily indicative of future results. We urge you to read carefully MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS and the financial statements and notes thereto, and other financial data included elsewhere in this prospectus.


                                                       FOR THE NINE MONTHS ENDED             FOR THE YEARS ENDED
                                                               SEPTEMBER 30,                    DECEMBER 31,
                                                          2000             1999             1999              1998
                                                          ----             ----             ----              ----
                                                                (unaudited)
Revenue:
Product sales                                               --               9,450             9,450           214,431
Services                                                 320,876            69,999           170,601            53,519
                                                    ------------      ------------      ------------      ------------

Total revenue                                       $    320,876      $     79,449      $    180,051      $    267,950
                                                    ============      ============      ============      ============


Cost and expenses:
Cost of sales                                               --               2,955             2,955           161,650
Product development and marketing                      2,311,000           851,037         1,015,737           731,672
General and administrative                             1,542,634      $    938,142         1,642,134         1,315,600
                                                    ------------      ------------      ------------      ------------

Total costs and expenses:                              3,853,634         1,792,134         2,660,826         2,208,922
                                                    ============      ============      ============      ============

Loss from operations                                   3,721,670         1,741,747        (2,480,775)       (1,940,972)
Total other income (expense) - Net                       (94,456)          (14,531)          (23,170)         (124,375)
Net loss                                              (3,627,214)       (1,727,216)       (2,503,945)       (2,065,347)
Net loss per share                                  $      (0.09)     $      (0.07)     $    (0.10)    $   (0.18)

Weighted average number of shares                     39,749,871        24,126,030        25,174,029        11,776,511

BALANCE SHEET DATA                                   SEPTEMBER 30, 2000                 DECEMBER 31, 1999
                                              --------------------------------- -----------------------------------
                                                        (unaudited)
Cash and cash equivalents                               $   185,830                    $   213,885
Working capital                                             255,503                        282,766
Total assets                                              2,113,551                      1,586,389
Long-term debt, less current portion                           --                          207,484
Shareholders' equity (deficit)                          $   313,161                    $  (223,062)

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A SIGNIFICANT DEGREE OF RISK. YOU SHOULD NOT INVEST IN OUR COMMON STOCK UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.


WE HAVE ONLY LIMITED OPERATING HISTORY UPON WHICH YOU CAN ANALYZE OUR POTENTIAL PROFITABILITY.

         We have limited operating history upon which you can judge our potential for success. We have existed for a relatively short period of time, and we have had minimal revenue in the past. Our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development, particularly companies in new and rapidly evolving industries.

WE ARE NOT PROFITABLE, AND WE DO NOT EXPECT TO BECOME PROFITABLE IN THE NEAR FUTURE.

            We have incurred net losses in every fiscal period since our inception in October of 1996. We anticipate that we will experience net losses for each quarterly period of operation in the next year.

            As of September 30, 2000, we had an accumulated deficit of approximately ($8,628,238). We incurred net losses of ($3,627,214) for the nine months ended September 30, 2000, and net losses of ($2,503,945) for the year ended December 31, 1999. Net losses have increased for each fiscal year since 1996 and this trend may continue. We may not become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. We expect to increase our advertising costs as a result of our marketing efforts for FreeWebCall.com, for which we will need to generate additional revenues. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

YOU MAY NOT RECOVER ALL OR ANY PART OF YOUR INVESTMENT IF WE DO NOT BECOME PROFITABLE.

         If we are ultimately unsuccessful, you may not recover all or any part of your investment in our common stock. Our profitability will depend on our ability, among other things, to substantially increase our customer base by establishing and increasing market acceptance of our technology, products, and services. Our profitability will also depend upon expanding the deployment of our network and successfully marketing and supporting our products and services. There can be no assurance that we will be able to achieve or sustain significant sales or profitability in the future. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

IF CONSUMERS DO NOT ACCEPT OUR PRODUCTS, OR ANY PRODUCT DEVELOPED BY US IN THE FUTURE, AS A LESS EXPENSIVE, QUALITY ALTERNATIVE TO TRADITIONAL TELEPHONE SERVICE, WE MAY NOT BECOME PROFITABLE.

         Broad acceptance of our technology, products, and services is critical to our success and ability to generate revenue. The markets for our technology, products, and services have only recently begun to develop and are rapidly evolving because our products and services are new and based on emerging technologies. Typically, demand and market acceptance for recently introduced technology and products are subject to a high level of uncertainty. There can be no assurance that we will be successful in obtaining market acceptance of our technology, products, and services. If consumers perceive our network to offer lower quality voice transmissions compared to traditional long-distance services, our services may not be accepted by consumers. See BUSINESS.

IF CONSUMERS DO NOT ACCEPT VIEWING BANNER ADVERTISEMENTS AS AN ALTERNATIVE TO PAYING A FEE FOR INTERNET-BASED TELECOMMUNICATIONS, WE MAY NOT GAIN SUFFICIENT SUBSCRIBERS TO FREEWEBCALL.COM TO BECOME PROFITABLE.

         Consumer acceptance of our revenue model is critical to our ability to become profitable. If consumers do not agree to view banner ads in lieu of paying a fee to use telecommunications services, we may not be able to generate profits. Additionally, because a portion of our projected profits is based upon the consumer "clicking" upon an advertisement that scrolls across the screen while using our FreeWebCall.com service, we may not become profitable if consumers do not view our advertising affiliates as desirable.

IF WE CANNOT DEVELOP STRATEGIC ALLIANCES WITH MARKETING PARTNERS, WE MAY NOT BE ABLE TO DEVELOP A SUFFICIENT CUSTOMER BASE FOR OUR NET.CALLER SERVICES.

         Our marketing strategy for our Net.Caller Services depends on our ability to develop strategic alliances with marketing partners and, to a lesser extent, on in-house marketing. We may not be able to develop these alliances and, if we are able to develop them, the partners may not be able to effectively promote our Net.Caller products and services. We have established business relationships with two entities outside the United States. We may not be successful in developing any future strategic alliances. We have limited experience in obtaining the necessary personnel, offices, regulatory authorization, and leases and agreements with the intranational telecommunications carriers in the countries where we seek to establish strategic alliances.

THE INTRODUCTION OF MORE TECHNOLOGICALLY ADVANCED PRODUCTS AND SERVICES BY OUR COMPETITORS COULD DECREASE OUR PROFITABILITY.

         The introduction of technologically superior products and services by our competitors may make our products and services less marketable or subject to downward price pressures, which may decrease our profitability. The Internet and telecommunications markets, including the market for voice transmission over packetized data networks, are characterized by evolving industry standards and specifications. We may have to expend substantial time and money to adapt our technology, products, and services to this rapid technological change. A critical factor in our growth and competitiveness will be our ability to anticipate changes in technology and industry standards, including the successful development of products and services in a cost effective and timely manner. There can be no assurance that we will successfully develop enhanced or new products and services, that any enhanced or new products and services will achieve market acceptance, that we will be able to adapt our products and
services  to  comply  with  new  standards  or   specifications,   or  that  the
introduction of new products or services by others will not render our technology, products, and services obsolete. See BUSINESS.

THE TELECOMMUNICATIONS BUSINESS IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

         Our profitability will depend on our ability to compete successfully in the highly competitive telecommunications business. We expect this competition to persist, intensify, and increase in the future. Many of our current and potential competitors have longer operating histories, greater name recognition, larger customer bases, more services and products, and significantly greater financial, technical, and marketing resources than we do. These competitors may be existing or potential strategic partners with other competitors. We will compete with Internet telecommunications providers as well as traditional long distance telephone carriers for our customer base. Many companies offer products and services like ours, and many of these companies have a substantial presence in this market. These products may allow telecommunication over the Internet between parties using a PC and a telephone and between parties using telephones. Some of our competitors route voice traffic worldwide over the Internet. In addition, major long distance providers and other companies have entered or plan to enter the market for Internet telephony. These companies are larger than we are and have substantially greater financial, distribution, and marketing resources than we do. We may not be able to compete successfully in this market.

         Prices for long distance calls have decreased substantially over the last few years, and this decline is expected to continue in all of the markets where we do business or expect to do business. In addition, many of our markets and expected future markets have deregulated or are in the process of deregulating telephone services. Customers in many of these markets are not familiar with our technology, products, or services and may be reluctant to use new telecommunications providers. Our target customers may be reluctant to entrust their telecommunications needs to new and unproved operators or may switch to other service providers as a result of price competition. See CHANGES IN PRICING STANDARDS... below.

         Competition for FreeWebCall.com, Net.Caller, and e-button customers is primarily based on the type and quality of services offered, customer services, and brand recognition. We price our services at a discount to the prices charged by traditional long distance carriers. We have no control over the prices set by the traditional carriers or our other competitors. There is no assurance that some of our larger competitors will not use their substantial financial resources to cause severe price competition. Any significant price competition could decrease or eliminate our ability to compete successfully and our profitability. In addition, our competitors may be able to provide potential customers with a broader range of services than we can due to regulatory restrictions. See BUSINESS -- COMPETITION and SUPERVISION AND REGULATION.

DEPARTURES OF OUR KEY PERSONNEL OR DIRECTORS MAY HARM OUR ABILITY TO OPERATE SUCCESSFULLY.

         If we lose the services of our Board of Directors or executive officers, we may not be able to grow or operate profitably. Our continued success is substantially dependent upon the efforts of our directors and executive officers, in particular Glenn A. Smith, our Chief Executive Officer. We have no employment agreements in effect, with the exception of an agreement with Howard L. Kaskel, our Chief Financial Officer, and we have no plans to enter into any additional employment agreements in the future. Our future success depends on our ability to attract and retain highly qualified technical personnel. Competition for qualified personnel is intense, and there can be no assurance that we will be able to attract or retain qualified personnel in the future.

OUR SERVICE QUALITY WILL BE HARMED IF OUR SYSTEM CANNOT HANDLE A LARGE VOLUME OF SIMULTANEOUS CALLS.

         Our inability to handle a large number of simultaneous calls could cause our service quality to suffer which could result in customer losses. A key component of our profitability will be the addition and retention of customers. A byproduct of this component will be increased call volume on our network. It is crucial to our ability to provide quality services for our system to handle a large volume of calls. If we cannot effectively manage our customers' use of our systems, customers may not perceive our service as a high-quality alternative to traditional long-distance telephone service. This potential inability to handle growth effectively may decrease our profitability.

POOR INTERNET SERVICE QUALITY COULD PREVENT CUSTOMER ACCEPTANCE AND USE OF OUR PRODUCTS AND SERVICE AS WELL AS THE ABILITY OF OUR PRODUCTS TO FUNCTION PROPERLY.

         Inferior Internet service quality and availability may cause our services and products to fail or may result in poor customer perception of our products and services, either of which would inhibit our ability to build or maintain a sufficient customer base to stay profitable. Some Internet service providers do not have the capability to handle more than the current level of Internet traffic, and a sudden increase in traffic volume may result in poor service availability. If customers cannot reach the Internet, or it takes an unreasonable amount of time to reach the Internet, they may decide it is more convenient to use traditional telecommunication technology or the Internet technology of one of our better serviced competitors.

OUR INABILITY TO PREDICT TRAFFIC VOLUME ON THE INTERNET MAY ADD EXTRA EXPENSE TO OUR BUSINESS OPERATIONS.

         Large fluctuations in Internet traffic volume may obligate us to pay additional contractual charges for our Internet service. A decrease in Internet traffic volume may obligate us to pay for leased Internet service capacity without adequate corresponding revenues. An unexpected increase in traffic volume may require us to obtain transmission capacity through more expensive means. If we are unable to accurately project our needs for leased capacity in the future, such inability may increase our operating costs and, therefore, decrease our profitability.

OUR DEPENDENCE ON OTHER COMMUNICATIONS CARRIERS MAY ADD EXTRA EXPENSE TO OUR BUSINESS OPERATIONS.

         Our dependence on other communications carriers, and our inability to control their price structure or ability to provide quality service, may cause us to pay higher prices than expected for access to the transmission facilities through which we provide our services. We do not own any intranational or local exchange transmission facilities in the areas where we provide services. We do not intend to construct or acquire any local exchange transmission facilities in the future. Consequently, we lease intranational and local exchange transmission facilities to connect all of the telephone calls made by our customers, and there is no assurance that the prices and nature of such facilities will not fluctuate. Furthermore, we may not be able to meet the minimum volume commitments on some of our leases, especially those that are long-term, which may result in "under-utilization" charges. See OUR INABILITY TO PREDICT TRAFFIC VOLUME . . . above. We are also vulnerable to service interruptions and poor transmission quality from leased lines. The deterioration or termination of our relationship with one or more of our carrier vendors could have a material adverse effect upon our business, financial condition, and results of operations.

         Our dependence on international carriers makes us vulnerable to additional costs. In some countries, the intranational exchange transmission facility is owned by the national telephone company. If the lack of competitive alternatives forces us to enter into contracts with the national provider, we may have to pay much higher rates for use of the transmission facilities, if we are allowed to lease them at all.

CHANGES IN PRICING STANDARDS WOULD DECREASE THE PROFITABILITY OF OUR NET.CALLER SERVICES.

         If the telecommunications industry changes its standard pricing structure to eliminate charges based on the distance a call is carried, our profitability may be decreased. The advantage of Internet telephony is that it is less expensive than traditional long distance telephone service in many markets. Currently, the price for long distance service has been declining. If this decline continues, we may lose our competitive advantage over traditional telephone service. Additionally, excess international transmission capacity has kept the marginal cost of carrying an additional international call low for certain traditional long distance carriers. Industry observers have predicted that these low marginal costs may result in significant pricing pressures and that, within the next few years, there may be no charges based on the distance a call is carried. If this type of pricing were to become prevalent in our service markets, it would likely decrease the profitability of our Net.Caller Services.

IF THIRD PARTIES USE OUR INTELLECTUAL PROPERTY WITHOUT AUTHORIZATION, OUR PRODUCTS AND SERVICES MAY BE DAMAGED.

         Third parties may obtain and use our intellectual property without authorization and, as a result, may damage our products and services. Our intellectual property, including copyrights, service marks, trademarks, trade secrets, and other intellectual property, is critical to our success. We rely on trademark and copyright law, trade secret protection, and confidentiality agreements with our employees, customers, partners, and others to protect our intellectual property rights. These precautions may be ineffective, or the validity, enforceability, and scope of protection of intellectual property in Internet-related industries may not be adequate to protect our interests. Furthermore, the laws of some foreign countries are uncertain, evolving, or do not protect intellectual property rights to the same extent as do the laws of the United States. See BUSINESS -- INTELLECTUAL PROPERTY.

DEFENDING AGAINST INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS COULD BE EXPENSIVE AND COULD DISRUPT OUR BUSINESS.

         If third parties file lawsuits against us for allegedly infringing upon their intellectual property rights, our business could be disrupted and we could incur substantial legal fees. We cannot be certain that our products do not or will not infringe upon valid patents, trademarks, copyrights, or other intellectual property rights held by third parties. Defending against third-party infringement claims, regardless of their merit, could be expensive and time consuming. Successful infringement claims against us may result in substantial monetary liability or may materially disrupt the conduct of our business. See BUSINESS -- INTELLECTUAL PROPERTY.

OUR STOCK PRICE MAY BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS DUE TO MANY FACTORS, INCLUDING A SUBSTANTIAL MARKET OVERHANG.

         The market price of our common stock may be highly volatile and subject to wide fluctuations in response to quarterly variations in operating results, losses of significant customers, announcements of technological innovations, services, or affiliations or new products by us or our competitors, changes in financial estimates by securities analysts, lack of market acceptance of our products and services, or other events or factors, including the risk factors described herein. In addition, the stock market in general, and the technology stocks in particular, experience significant price and volume fluctuations that are often unrelated to a company's operating performance. As with any public company, we may be subject to securities class action litigation following periods of volatility in the market price of our securities which could result in substantial costs and a diversion of management's attention and resources.

         Additionally, the sale of a substantial number of shares of common stock, or even the potential of sales, in the public market following this offering could deflate the market price for the common stock and make it more difficult for us to raise additional capital through the sale of our common stock. Assuming conversion of the outstanding 6% convertible debentures and the exercise of stock options, we will have a total of 98,737,336 shares of common stock outstanding at the time of this offering, giving effect to the shares offered hereby. Under our investment agreement with Grandview, we are required to issue warrants to Grandview equal to 25% of each request for cash under the equity line. If we do not make requests resulting in an aggregate purchase price of at least $500,000 by August 10, 2001, we are obligated to pay Grandview an amount equal to ten percent of the difference between $500,000 and the amount that we have actually requested. Moreover, if we fail to issue the warrants and pay any cash owed to Grandview, we must pay $3,000 to Grandview plus compounded annual interest.

         Shares in the amount of up to the 44,955,679 offered hereby will be freely tradable without restrictions under the federal securities laws. An additional 3,578,000 shares sold under an exemption from registration provided by Rule 504 promulgated under the Securities Act of 1933 and 35,122,148 shares that have been sold or may be sold under previous registrations by selling shareholders are freely tradable. All of the remaining shares are "restricted securities" as that term is defined by Rule 144 promulgated under the Securities Act of 1933, and will be eligible for sale in compliance with Rule 144 after they have been held for one year. There can be no assurance that an active trading market for the common stock will be sustained after this offering. See SHARES ELIGIBLE FOR FUTURE SALE.

OUR DIRECTORS AND OFFICERS MAY BE ABLE TO CONTROL OR SIGNIFICANTLY INFLUENCE US DUE TO THEIR CONCENTRATED STOCK OWNERSHIP.

         Our directors and officers may be able to use their stockholdings to influence our business, policies, and affairs, including the ability to significantly influence the election of directors and other matters requiring shareholder approval by simple majority vote. As of November 30, 2000, our directors and officers, in the aggregate and including exercisable stock options, own beneficially 13,096,650 shares of common stock.

IF OUR EMPLOYEES AND AFFILIATES EXERCISE THEIR STOCK OPTIONS AND OTHER RIGHTS TO ACQUIRE COMMON STOCK, YOUR PROPORTIONATE INTEREST WILL BE DILUTED AND WE MAY NOT BE ABLE TO RAISE ADDITIONAL CAPITAL ON THE MOST FAVORABLE TERMS.

         Our directors, officers, employees, or affiliates may exercise stock options or conversion rights to purchase common stock which would result in the dilution of your proportionate interest in us. Our directors, officers, employees, and affiliates will have the opportunity to profit from any rise in the market value of the common stock or any increase in our net worth. Holders of our convertible debentures and warrants have rights to acquire a substantial and indeterminable number of shares of common stock, and the common stock underlying certain of those rights is being registered for resale to the public under federal law. Additionally, if the holders of the convertible debentures exercise their conversion rights immediately after a significant decrease in the market price of the common stock, shareholders could suffer substantial dilution, because the conversion rate is inversely proportional to the recent average market price.

         The exercise of the options or conversion rights also could adversely affect the terms on which we can obtain additional capital. For example, the holders of stock options or conversion rights could exercise them when we could obtain capital by offering additional securities on terms more favorable to us than those provided for by the rights. The stock options or conversion rights may be exercisable at prices below the market price for the common stock on November 30, 2000. See EXECUTIVE COMPENSATION.

            In addition, we currently anticipate that our available cash resources from the investment agreement with Grandview Court, LLC will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next 18 months. If our capital expenditure requirements are greater than the financing available under the investment agreement, we may need to raise additional capital. The investment agreement restricts us from raising investment capital from third parties at a discount to market price during the term of the investment agreement. If we need capital, but are unable to make a request under the investment agreement for any reason, we will need to separately negotiate with Grandview to lift those restrictions so we can obtain the capital from other sources.

            We may not be able to obtain additional financing on terms favorable to us, if at all. If adequate funds are not available or are not available on terms favorable to us, we may not be able to effectively execute our business plan.

YOUR INVESTMENT MAY HAVE LIMITED LIQUIDITY IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP OR CONTINUE.

         Your purchase of our common stock may not be a liquid investment because our securities trade over the counter with quotes on the OTC electronic bulletin board. You should consider carefully the limited liquidity of your investment before purchasing any shares of our common stock. We have no obligation and no plans to apply for quotation of our common stock on The NASDAQ Stock Market or for listing of our common stock on any national securities exchange. Factors such as our limited earnings history, the absence of a reasonable expectation of dividends in the near future, and the fact that our common stock will not be listed mean that there can be no assurance that an active and liquid market for our common stock will exist at any time, that a market can be sustained, or that investors in the common stock will be able to resell their shares. In addition, the free transferability of the common stock will depend on the securities laws of the various states in which it is proposed that a sale of the common stock be made.

WE DO NOT PLAN TO PAY DIVIDENDS.

         We will not be able to pay dividends until we recover any losses that we may have incurred and we become profitable. We intend to retain our earnings to finance growth and expansion and for general corporate purposes. Any future declaration and payment of dividends on the common stock will depend upon our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the common stock, and other factors deemed relevant by our Board of Directors. Holders of our preferred stock have the right to dividends declared with respect to the common stock on an as-converted basis.

GOVERNMENT REGULATION MAY IMPAIR OUR PROFITABILITY AND RESTRICT OUR GROWTH.

         State and federal telecommunications and penny stock regulations could limit our ability to achieve profitability and to grow. These changes may be retroactively applied and are not within our control. Telecommunications companies are subject to regulation by the Federal Communications Commission. Conventional telephone companies are currently pushing the FCC to regulate providers of computer software products that enable voice transmission over the Internet, arguing that these companies are operating as common carriers. If this argument is successful, we will be subject to various regulatory requirements and fees. The FCC has advised Congress that it may, in the future, regulate Internet protocol telephony services as basic telecommunications services. Conventional telephone companies are also lobbying Congress to impose tariffs that would impact customer use of our products and services. In addition, several states are studying the imposition of access charges for Internet telephony providers.

         In addition to telecommunications regulation, the growing popularity and use of the Internet has led to increased regulation of communication and commerce over the Internet. The United States and other countries have enacted laws to regulate user privacy, pricing, and the characteristics and quality of Internet products and services. We are unable to predict the impact, if any, that future legislation, legal decisions, or regulations concerning the Internet may have on our business, financial condition, or results of operations.

         We are subject to additional regulation by the Securities and Exchange Commission under its rules regulating broker-dealer practices in connection with transactions in "penny stocks." This type of regulation may reduce the level of trading activity or your ability to sell the common stock. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the NASDAQ system. The penny stock rules require a broker-dealer, prior to a transaction in a regulated penny stock, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide information concerning his compensation for the penny stock purchase, current prices of the penny stock, and a special written determination that the penny stock is a suitable investment for the purchaser. See BUSINESS -- REGULATION.

YOU SHOULD NOT RELY ON HISTORICAL RESULTS OF OPERATIONS AS INDICATIONS OF OUR FUTURE PERFORMANCE.

         Our historical results of operations are not accurate indications of our future performance. Our annual and quarterly results of operations fluctuate significantly due to, among other factors, the volume of revenues generated by our strategic partners from sales of products and services incorporating our technology or products, the mix of distribution channels used by us, the timing of new product announcements and releases by us and our competitors, and general economic conditions. There can be no assurance that our future revenues and profits will exceed our past performance. See MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

                                CAPITALIZATION

         The following table shows our short-term debt, long-term debt, and capitalization as of September 30, 2000, and pro forma as adjusted to reflect:

         (1) conversion subsequent to September 30, 2000 of $250,000 of outstanding debentures to purchase common stock and $2,500,000 in principal amount of debentures to purchase common stock issued subsequent to that date at a conversion rate based on a $0.125 per share market price of the common stock (average of the lowest three bid prices during the twenty-two business days before conversion);
         (2) the conversion subsequent to September 30, 2000 of $375,000 of outstanding debentures to purchase common stock at a conversion rate based upon various per share prices;
         (3) the exercise of 10,713,000 common stock options at various per share prices ranging from $0.11 to $1.00;
         (4)      the issuance to a consultant of 50,000 shares of common stock;
         (5) the exercise of warrants to purchase 2,400,00 shares of common stock by an investor at per share prices ranging between $0.42 and $2.20;
         (6) the issuance to another investor under the equity line of 6,482,590 shares of common stock for $730,000 at a rate based on a $0.125 per shares market price;
         (7) the issuance to and exercise of warrants to purchase common stock to the same investor for 1,620,648 shares at a per share price of $0.15;
         (8) the issuance to and exercise of warrants to purchase common stock to the same investor for 225,000 shares at a per share price of $0.192; and
         (9)      the issuance of 194,481 shares as a finders fee.

         For purposes of the pro forma capitalization table, we have assumed that items (1), (3), (5), (6), (7), (8), and (9) have occurred because each must occur if the underlying shares are to be sold by the selling shareholder. See PRINCIPAL AND SELLING SHAREHOLDERS. We have no control over the conversion and exercise of these debentures, options, and warrants and are unable to determine how many shares and warrants will be issued under the equity line. This table should be read in conjunction with our financial statements and the related notes thereto contained elsewhere in this prospectus.

                                                                                         SEPTEMBER 30, 2000
                                                                            ------------------------------------------------
                                                                                                             PRO FORMA
                                                                                    ACTUAL                  AS ADJUSTED
                                                                            -----------------------     --------------------
Long-term obligations................................................            $   625,000                $    -
Shareholders' equity:
   Preferred Stock, par value $0.001 per share, 10,000,000
       shares authorized; no shares issued and outstanding and
       no shares of stock issued and outstanding as adjusted.........                   -                        -
   Common stock, par value $0.001 per share, 100,000,000
       shares authorized;  49,827,647 shares issued and
       outstanding;  98,737,336 sharesissued and outstanding, as
       adjusted......................................................                 49,816                    98,737
Additional paid-in capital...........................................              8,891,583                19,817,088
Retained earnings (deficit)                                                       (8,628,238)               (8,660,048)
                                                                                  ----------                ----------
    Total shareholders' equity (deficiency)..........................                313,361                11,255,777
                                                                                  ----------                ----------
         Total capitalization........................................            $   938,161               $11,255,777
                                                                                 ===========               ===========


                                 DIVIDEND POLICY

         We have not declared or paid any cash dividend on our common stock in the past, and the board of directors intends to continue a policy of retaining future earnings to finance our growth and for general corporate purposes. Therefore, we do not anticipate paying any cash dividends on our common stock in the future.

                                    BUSINESS

         We were incorporated in 1996 to offer Internet-based communications products and services in the United States and international markets. We were one of the first companies to offer a way to transmit voice and multi-media communications over the Internet, a service commonly referred to as Internet protocol telephony. Our voice-over-Internet service integrates traditional telephone functions with advanced Internet-based communications technology.


INDUSTRY BACKGROUND

         Historically, long distance telephone services have been offered through public switched telephone networks using traditional telephone lines, a well-established and quality service. In recent years, however, the Internet's developing technologies, unprecedented popularity, and commercialization have accelerated the integration of technologies involving computers and telephones. This commercial integration has led to a new sector in the communications industry, generally referred to as computer telephony or Internet telephony, that has developed a less expensive and more workable method of telecommunication over the Internet. Companies that offer Internet telephony services and products are generally referred to as Internet telephony service providers. Because the global marketplace is becoming familiar with the Internet and its value as a communications mechanism, companies have invested millions of dollars to develop new and enhanced applications to improve the service quality and lower implementation costs of Internet telephony.

         Internet telephony is superior to traditional long distance telephone services in several ways. First, voice and message traffic through Internet telephony systems is less expensive than traditional telephone systems because Internet telephony services are not subject to the tariffs affecting traditional telephone services. Also, the Internet protocol telephony network routes transmissions using packetized switching that is less expensive to deploy and allows for more efficient use of the capacity that exists in the communications infrastructure. Second, Internet protocol telephony has superior capability than traditional telecommunications technology for innovative features such as interactive document and data sharing and multi-media data transmissions.

         New applications of voice-over-Internet services are being developed every day. The cost of computer processing is decreasing and customer demand is increasing. Internet protocol systems are more economical, have more features, and may become more reliable than traditional telephone services, and may allow companies to communicate better with their customers, employees, and vendors.


THE ACCESS POWER SOLUTION

         We are developing our Internet-based telephony network, Access Power Advanced Communications(R), and services, FreeWebCall.com(TM), Net.Caller(TM), and e-button(TM), to provide a domestic and international communications network that allows customers to place calls through the Internet using traditional telephones and PCs. Unlike traditional switch-based telephone systems, we use the Internet as the backbone to complete the long distance connection, thereby eliminating the tariff fees associated with long distance carriers and providing a less costly alternative to traditional long distance telephone lines. Our system allows customers to make calls in three ways:

              (1) from a  telephone  to another  telephone;
              (2) from a personal computer (PC) to another PC; and
              (3) from a PC to a telephone.

These services are described in detail below.

         In addition to the cost savings associated with Internet telephony, our customers have the ability to use services that are not available from traditional public circuit switched telephone networks. Such services include voice-enabled websites, interactive document and data sharing, and multi-media data transmissions, including video capability.

         We are committed to establishing an international network to provide alternative long distance service and new Internet protocol telephony-based services. Our network, which is deployed at strategic geographic locations, serves as a bridge for communications traffic between the public switched telephone network and the Internet. The gateway server portion of the network converts voice transmission to data packets, using less bandwidth (infrastructure capacity) and eliminating separate voice network costs. Communications traffic from or to standard telephone equipment (such as in phone-to-phone and PC-to-phone calling) involves local telephone pathways and, for those destinations not currently served by a local gateway server, traditional long distance lines (usually through a wholesale arrangement) at each end with the Internet as the pathway in between.


PRODUCTS AND SERVICES

         Access Power Advanced Communications integrates traditional telephone functions with advanced Internet-based communications technology. This service enables users to communicate over the Internet from a PC to a telephone or from a telephone to another telephone with a significant reduction in costs over traditional telephony. Through this service, a user can place long distance telephone calls from a PC anywhere in the world over the Internet to telephones in any area where Access Power terminates calls. Currently, we have such service available for calls to telephones in the United States, Canada, Puerto Rico, and fifteen European countries. At this time, telephone-to-telephone calls may be originated from the cities of Miami, Orlando, and Jacksonville, Florida, and Dallas-Fort Worth, Texas, and can be terminated anywhere in North America and over fifty foreign countries.

         Our FreeWebCall.com customers' experience is supported by a standards based solution featuring Microsoft's NetMeeting software, Cisco Systems hardware, and state of the art network services from Sprint. To complement our other consumer services, we offer our customers two third-party software products: Internet Phone for Access Power and Net.Caller. Either software package will enable customers to complete long distance communications using PCs that are multi-media configured, with a microphone and sound system. The
Internet Phone for Access Power is a multi-featured software package and Net.Caller is a more basic calling utility that can be downloaded free of charge from our web site.


FREEWEBCALL.COM(TM)

         FreeWebCall.com was launched August 1, 2000. It is a sponsor-subsidized Internet Protocol telephony service whose subscribers enjoy unlimited, free calling from their Windows-based PC to any telephone in the United States, Canada, and the United Kingdom. We are developing additional features to enable our subscribers to make free PC-to-PC calls and to participate in video conferencing, text chat, file sharing, program sharing, and whiteboard collaboration, which we hope to implement this year. FreeWebCall.com customers register for service and log-in to use the service at the FreeWebCall.com Website.

NET.CALLER(TM)


         The Net.Caller service is primarily being marketed from our website and through a relationship with Lycos-Bertelsmann GmbH whereby Lycos-Bertelsmann promotes Net.Caller on all of their European portals. We recently furthered the relationship by expanding the distribution channel to include Lycos Bertelsmann's free European Internet service provider, Comundo. We also manage an aggregated marketing strategy by providing banner advertisements to other web sites through the Net.Caller Affiliate Program. Companies with web sites join the program and we provide them with a banner ad exhibiting the Net.Caller service to people who are viewing the particular Website. When the person viewing the banner clicks on the ad, he or she is provided information and an opportunity to order the service. When we acquire a customer as a direct result of the affiliate web site banner ad, we pay the affiliate a commission.


         PC-TO-PHONE

         In April 1999, we introduced our Net.Caller PC-to-Phone telephony service. To use the Net.Caller service, customers can use the Internet Phone for Access Power software, VocalTec's Internet Phone 5 software, or our free Net.Caller software, which can be downloaded from our website from anywhere in the world. It is designed for our customers who only need the basic PC-to-phone use. Customers need a multi media personal computer and Internet connection to use the service.

         Net.Caller customers pay a flat rate of $10 per month for unlimited calls to the United States, Canada, and Puerto Rico or a flat rate of $20 per month for unlimited calls to the United States, Canada, Puerto Rico, the United Kingdom, France, Germany, Italy, Spain, Belgium, Denmark, Switzerland, the Netherlands, Sweden, Ireland, Norway, Austria, Finland, and Luxembourg. Customers submit an order form to us including payment or credit card information for billing. When the order is processed, we e-mail or mail a confirmation letter including activation codes for the customer to enter into the Net.Caller software that they downloaded from our web site. To initiate the Net.Caller service, a customer registers on our web site and downloads either Net.Caller or Internet Phone for Access Power software.


         PHONE-TO-PHONE

         On September 1, 1999, we began selling a flat-rate unlimited usage telephone-to-telephone service under the tradename Net.Caller Phone-to-Phone. We offer long distance service from Miami, Orlando, Jacksonville, and Dallas/Fort Worth to a telephone anywhere in North America and over 50 foreign countries. Customers can register for the service on our web site or call our office and provide the required credit information, after which they are assigned a password. To use the service from within one of our service areas, the customer simply dials the gateway from a telephone (a local call number), enters the password, and then dials the long distance number in the usual way. Customers are not required to own computer equipment of any kind nor do they need their own Internet access to use our Phone-to-Phone service. Billing is performed at the beginning of each month by charging the customer's credit card. We charge our Net.Caller Phone-to-Phone customers a flat rate of $49.00 per month for unlimited usage for calls made to anywhere in the continental United States. Our customers pay a per-minute fee for calls made to other areas.


INTERNET PHONE FOR ACCESS POWER

         The Internet Phone for Access Power functions like a traditional telephone, but uses software as the dialing mechanism. The software installation is simple and enables users to engage in long distance voice communications between multi-media PCs anywhere in the world. The only cost to the user is the cost of the software plus the user's standard Internet access fee. More importantly, the software also enables users to place calls from their PCs to any telephone.

         The software is simple to use. The customer dials his local Internet service provider and, upon connecting to the Internet, the software will cause an icon to appear on the monitor. The user may double click on the icon to join PC-to-PC community chat rooms, create private rooms, dial directly to another PC, or call a telephone using the Advanced Communications network. There are currently no access or tariff charges other than the monthly charge from the user's Internet service provider.

         The Internet Phone for Access Power has the following features:

        o allows customers to communicate with users of traditional telephone equipment through the Advanced Communications network;

        o   call waiting, muting, holding, identification, and screening;
        o   full-duplex    capabilities   that   enable    real-time,    two-way
            conversations with Internet Phone users worldwide;
        o   voice mail;
        o   conference calling;
        o direct calling allows the option of bypassing chat rooms to speak directly with an individual;
        o live motion video (no additional hardware is required to receive video); and
        o   data and document sharing capabilities.

E-BUTTON(TM)

The e-button software provides electronic commerce benefits to any company with a traditional call-center. This technology allows consumers viewing a company's web site to click the e-button icon, which will instantly dial a designated representative of that company, usually someone providing sales or support services. This technology allows corporate customers to voice-activate their Website, providing faster and more effective sales, customer service, or technical support. The software is a browser plug-in that is quickly and automatically downloaded and installed upon the first attempt to use it.



STRATEGY

         We believe a significant commercial opportunity is emerging from the application of Internet-based products and services to the transmission of voice, video, and facsimile through the use of packetized Internet protocol networks. Access Power's objective is to be one of the world's leading providers of international Internet protocol telephony products and services. Our strategy to achieve that objective includes the provision of free Internet telephony products and services through FreeWebCall.com, the expansion of our international Internet protocol telephony network through business relationships in targeted regions, the exploitation of new technology including Net.Caller, FreeWebCall.com, and e-button; and the continued development of enhanced products and services that utilize our international Internet protocol telephony network. We intend to capitalize on our officers' and principal employees' extensive backgrounds to develop unique services that differentiate us from our competitors and that enhance our customers' communications experience.


ENHANCE FREEWEBCALL.COM(TM)

         The launch of FreeWebCall.com expands our service offering and provides free long distance service to our consumers. FreeWebCall.com is paid for by advertising revenue. Subscribers call from their Windows-based PCs to any telephone in the United States, Canada, and the United Kingdom. Additionally, we plan to develop technology that will allow customers to make free PC-to-PC calls and participate in video conferencing, text chat, file sharing, program sharing, and whiteboard collaboration.


EXPAND NET.CALLER(TM) SERVICE TO INTERNATIONAL MARKETS

         Our agreement with Lycos-Bertelsmann designates us as a premier partner of Lycos. Lycos-Bertlesmann promotes the sale of Net.Caller to its Pan-European customer base through the strategic placement of banner ads, promotional buttons, text links, and other hyperlinks on Lycos-Bertelsmann web pages.

         Lycos-Bertelsmann's free Internet service provider, Comundo, currently has over 1.2 million subscribers. The initial promotion offers Comundo subscribers thirty minutes of free long distance calling monthly with our service that allows calls to the United States, Canada, or fifteen European countries.

LEVERAGE THE LOW OPERATING COSTS OF OUR NETWORK

         Internet protocol telephony calls are treated as data communications and are not subject to the expensive access fees to which standard long-distance calls are subjected. This is especially significant when it comes to international calls, where extra fees can be a significant addition to the cost of a call. Our technology enables us to offer international calling at reduced costs to customers. We anticipate that new business relationships we intend to create overseas will focus on marketing and selling our services in the international market.

         We believe that the future of telecommunications is in the value of the enhanced services a provider offers and that long-distance telephony as we know it today will become a low-priced commodity. We believe that this premise will propel Internet telephony into the mainstream of communications. Internet telephony by definition operates within computers, a medium that allows for the development of sophisticated user applications that will differentiate Internet protocol telephony from traditional telephony systems.

         Some providers are now offering free long distance calling and are supporting that business with revenues from sponsors and advertisers. We have entered that sector of the market with FreeWebCall.com.

         The cost structure of our Internet telephony network also allows us to offer wholesale rates at prices below standard telephony carriers. Targeted clients of our wholesale carrier services are Web-based communications portals and other communications providers, such as Internet service providers. We believe we are well-positioned to offer low cost carrier services to such providers.

EXPLOIT NET.CALLER(TM) AND THE E-BUTTON(TM)

         Subscribers to our PC-to-Phone service can originate calls from a multi-media PC from anywhere in the world to the United States, Canada, Puerto Rico, or any of fifteen European countries. We intend to extend the areas to which customers using the Net.Caller service can place calls.

         Our strategy includes re-selling certain third-party software that we intend to market to our customers under the trademarked "e-button" name. We believe this product is the best of its kind available in the marketplace today. Its small size makes it quick to download, and the software installs automatically.

CUSTOMER SERVICE

         We believe customer service is one of our greatest strengths. Our customer service organization's leadership team consists of professionals who have managed customer care for demanding companies. Our sophisticated database and account tracking allows true "one-to-one" service fulfillment and customer communication.

         Access Power's operations and customer service includes a call center and e-mail response as well as the mailing of correspondence. The call handling customer support systems have been developed in-house and reside on our Website, allowing customers to access individual usage details and frequently asked questions and answers. The representative and the customer may jointly access our home page for information on topics of interest.

         We have simplified the traditional telephone billing process. Our customers are primarily charged a flat rate for unlimited usage. Itemized billing or usage statements are available to customers via our Website, and written invoices are available upon request.

COMPETITION

         We face direct competition from other companies that offer Internet protocol telephony services and indirect competition from companies that offer traditional or other alternative long distance telephony services, many of which are larger that we are and have greater resources than we do. Most companies currently offering Internet protocol telephony to their customers are either small start-up companies or Internet service providers looking for enhanced services primarily designed to maximize customer retention in support of their core business. We believe that the most developed Internet telephony service providers in today's market are Net2Phone, Inc. (www.net2phone.com) and Delta Three (www.deltathree.com). Net2Phone and Delta Three were spawned from established long distance companies who were committed to Internet protocol telephony as an important element of their future business. Both companies seem to rely heavily on their ties to the traditional long distance business to make the personal computer-to-phone market viable.

         Additional direct competitors in the sponsor-based space, and which compete with FreeWebCall.com, are DialPad.com and PhoneFree.Com. Both companies are private, relatively new, and seem to be establishing e-commerce retail Websites around communications services offerings.


SALES AND MARKETING

         Our market includes consumer and commercial users of advanced communications products and services and users of the Internet. The services include Phone-to-Phone, PC-to-Phone, and PC-to-PC communications. We believe that Access Power's current pricing for service is very competitive.

         Our current sales initiative is directed toward Net.Caller PC-to-Phone service customers. Our Net.Caller marketing efforts focus on business and marketing partnerships, such as with Internet service providers, and aggregating a strong community of affiliates who display one of the Net.Caller banner ads on their Website to solicit the viewer to order Net.Caller. We pay the affiliate a commission based on customers who order Net.Caller from the affiliate's Website.

         The extent to which we are able to offer low communication transmission rates affords us the opportunity to enter the wholesale arena as well as the retail market. By building partnerships and affiliations with international partners, we will be able to control our own network while benefiting from the regional awareness and marketing of our partners.

         The target market for our PC-to-Phone service is the worldwide Internet user base. Nua Ltd. estimates that the number of worldwide users on-line will increase from approximately 98 million in 1997 to approximately 350 million by 2005. Neilsen Net Ratings measurements found that approximately 144 million people surfed the Web from home in July 2000, 35% more than the same period in 1999. The same study showed that from July 1999 to July 2000 the time people spent on the Internet increased by 26%. The broader ancillary target for the Phone-to-Phone service is traditional phone users.

         e-button is sold to businesses that have a Website and call center. According to Yahoo!, as of September 6, 2000, there were over 575,000 business-oriented Websites worldwide. Some of these businesses also have a call center for customer service, sales, or technical support. We aim to capture a significant portion of this business market for sales of the e-button(TM) product.


FACILITIES


         Our headquarters, executive offices, and customer service center are located in facilities consisting of approximately 1,800 square feet in a 13,500 square foot office building in Ponte Vedra Beach, Florida. We entered into a three-year lease in September of 1997 which was recently extended for two years, including one successive extension option and a right of first refusal on additional vacant contiguous space. We pay approximately $4,200 per month rent under this lease. We believe the office space is adequate for our current needs and could easily be replaced with other suitable accommodations.

         We maintain our server hardware through co-location arrangements with local exchange carriers at locations where we desire to maintain equipment. These facilities must be climate controlled and offer the necessary telephone and electrical power services, but we believe such facilities are generally available from more than one source.

EMPLOYEES

         As of December 1, 2000, we engaged fifteen full time and seven part-time employees.

LITIGATION

         We are not currently involved in any litigation, nor do we know of any threatened litigation against us that would have a material effect on our financial condition.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

PLAN OF OPERATION

OVERVIEW

         Access Power, Inc. was formed in 1996 to offer Internet-based communications products and services in the U.S. and international markets. We are creating an Internet telephony network to provide voice and multimedia communications services, more commonly referred to as Internet protocol telephony. From our inception, we have devoted most of our efforts to technical analysis, development, procurement, implementation, testing, and the establishment of the corporate and technical policies and procedures necessary to support our business requirements. We are a development stage operation.

         Our Internet protocol telephony gateway network allows us to offer competitive call rates while providing premium communications features. Access Power products and services are based on PC-to-PC, PC-to-Phone, and Phone-to-Phone communications. We are a reseller of third party PC telephone software called Internet Phone and the e-button.

         While in our start-up and current development stages, we tested and preliminarily introduced certain products and services, new to both the communications industry and us. To date, we have not realized revenues from sales of any products or services in amounts necessary to support all of our cash operating needs.

EXPANSION PLANS

         We believe we must expand our network capacity and our customer base to achieve profitability. We intend to expand our network and customer base internationally through affiliates and other business relationships, such as the relationship defined by the Lycos-Bertelsmann agreement.

         The launch of FreeWebCall.com in August of 2000 is expected to be the start of a significant development and expansion for us. The Web-based application will be part of our Advanced Communications network with support being provided by some of the leaders in the world of communications and the Internet. We plan to initiate an advertising campaign in 2001 to increase brand recognition of FreeWebCall.com.

SOFTWARE SALES

         To date, we have realized only small revenues from the resale of software to our customers, and we do not expect such sales to become a significant source of profit in the future. During the next year, however, we intend to continue marketing the e-button software, and we expect to realize revenues from those sales.

MARKETING

         We have recently begun our effort to market our products and services. We have implemented a public relations and marketing campaign along with establishing arrangements with Web-based communications portals.

RAISING CAPITAL

         We have recently sold 6% convertible debentures in the face amount of $2,500,000 to an investor. In addition, the investor purchased a warrant to purchase an additional $2,500,000 of debentures on the same terms.

NINE MONTHS ENDED SEPTEMBER 30, 2000 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1999

         REVENUES AND COSTS OF REVENUES

         Revenues increased $15,060 from $51,649 to $66,709 in the three months ended September 30, 2000 compared to the same period in 1999. Revenues increased $241,427 to $320,876 from $79,449 in the nine months ended September 30, 2000 compared to the prior year. These increases were the result of sales of our Net.Caller service, which we began to offer April of 1999. Software sales decreased from $1,050 to zero and $9,450 to zero in the three and nine months periods ended September 30, 2000 compared to the prior year because we concentrated on providing our Net.Caller service instead of reselling software.

         EXPENSES

         Product development and marketing expenses were $904,129 for the three months ended September 30, 2000, an increase of $698,685, or 340%, from $205,444 for the same three months of the prior year. Telephone and gateway charges represented $573,460 of this increase and advertising and public/investor relations represented $115,235 of this increase. For the nine months ended September 30,2000, product development and marketing increased $1,459,963 or 172%, to $2,311,000. Telephone charges represented $1,073,783 and marketing and public/investor relations represented $361,913 of this increase. These increases were the result of the Net.Caller service that we began to market in April 1999. General and administrative expenses decreased $1,474, to $390,385 in the three months ended September 30, 2000 from $391,859 for the same period in the prior year. Payroll and outside staffing services increased $45,502, legal fees increased $43,192 offset by a $100,000 decrease in finders fees. For the nine months ended September 30,2000, general and administrative expenses increased $604,492, or 64%, to $1,542,634. Payroll and outside staffing represented $277,245 of this increase and finder's fees on the capital raises accounted for $250,000 of the increase.

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998

         REVENUES AND COSTS OF REVENUES

         We realized no revenue from the sale of hardware and software in the three months ended September 30, 1998 compared to software sales of $1,050 in the three months ended September 30, 1999 and $9,450 during the nine months ended September 30, 1999 compared to $212,092 during the previous year. The revenue generated from sale of services increased $21,294 from $29,305 during the three months ended September 30, 1998 to $50,599 during the three months ended September 30, 1999. The revenue generated from sale of services increased $ 27,910 from $42,089 during the nine months ended September 30, 1998 to $69,999 during the nine months ended September 30, 1999.

         EXPENSES

         Product development and marketing expenses were $205,444 for the three months ended September 30, 1999; a decrease of $133,215, or over 39% of such expenses, from the three months ended September 30, 1998. Depreciation and amortization expense decreased $39,100, professional fees decreased $30,000, travel decreased $8,245 and advertising decreased $7,671. For the nine months ended September 30, 1999 product development and marketing expenses increased $141,504 or almost 20%.

Professional fees for public relations accounted for $155,000 of this increase. General and administrative expenses increased $41,194, or 12%, from $350,665 for the three months ended September 30, 1998. Legal and professional fees increased $20,000. Finder's fees increased $100,000. Payroll expense decreased $86,082. During the nine months ended September 30, 1999 general and administrative expenses increased $68,968 or 8% to $938,142 of which finder's fees increased $81,444.

TWELVE MONTHS ENDED DECEMBER 31, 1999 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1998

         REVENUES AND COSTS OF REVENUES

         Total revenues for the twelve months ended December 31, 1999 decreased $87,899 or 32.8%. Revenues from services provided increased 218.7% from $53,519 to $170,601 due to increased marketing of our new flat rate services. Product sales decreased 95.6% from $214,431 to $9,450 due to the initial fees received related to our Canadian venture ($24,000) and the sale of equipment to that venture ($188,092) in 1998, compared to sales of solely software and service in 1999. The Canadian venture has since been terminated by mutual agreement of the parties.

         EXPENSES

         Product development and marketing expenses were $1,015,737 in 1999 compared to $731,672 in 1998, an increase of $284,065 or 38.8%. Telephone network costs increased 386.9% or $306,502 from $79,228 in 1998 to $385,086 in 1999. Gateway services expense increased $35,827 or 13% from $275,613 in 1998 to $311,440 in 1999. These expense increases were the result of expanding our network coverage and customer base. Lower depreciation and amortization of $117,402 from $321,806 in 1998 to $204,323 in 1999 or 36.5% offset some of these increases. General and administrative expenses increased $435,929 or 33.1%. Professional fees for marketing and equity financing increased $701,666 from $206,680 to $908,348 or 339.5%. These expenses were slightly offset by decreased payroll of $88,775, decreased travel of $37,258, and decreased temporary help of $13,506 in 1999 compared to 1998.

TWELVE MONTHS ENDED DECEMBER 31, 1998 COMPARED TO PRIOR PERIODS

         REVENUES AND COSTS OF REVENUES

         We realized no revenues from our inception through the end of fiscal year 1997. Through the twelve months ended December 31, 1998, revenues increased by $267,950 due to the initial fees received related to our Canadian venture ($24,000), the sale of equipment to that venture ($188,092), and other sales and services ($55,858). The Canadian venture has since been terminated by mutual agreement of the parties.

         EXPENSES

         Product development and marketing expenses were $731,672 in 1998. Telephone network costs were $79,228, and gateway services expense was $275,613. Depreciation and amortization was $321,806 in 1998. Professional fees for marketing and equity financing were $206,680.

LIQUIDITY AND CAPITAL RESOURCES

         Since our inception, we have financed our operations through the proceeds from the issuance of equity and debt securities and loans from shareholders and others. To date, we have raised approximately $5,872,274 from the sale of common stock and preferred stock, and have borrowed approximately $5,005,025 from investors and shareholders. Funds from these sources have been used as working capital to fund the build-out of our network and for internal operations, including the purchases of capital equipment.

         We generated negative cash flow from operating activities for the period from inception (October 10, 1996) thought June 30, 2000. We realized negative cash flow from operating activities for the six months ended June 30, 2000, of ($2,529,229) compared to negative cash from operating activities of ($265,235), primarily due to higher net loss and faster payments to vendors than previously. Investing activities for the period from inception through June 30, 2000 consisted primarily of equipment purchases to build out the network. Investing activities in equipment in the six months ended June 30, 2000 were $249,441 and were negligible in the same period ended June 30, 1999.

         The timing and amount of our capital requirements will depend on a number of factors, including demand for our products and services and the availability of opportunities for international expansion through affiliations and other business relationships. We are performing ongoing cost benefit analysis to ensure that any existing under-utilized equipment is made available for redeployment to prolong the necessity to acquire new equipment.

         We raised $100,000 in November 1998 from the sale of 100 shares of Series A Preferred Stock for $1,000 per share. In connection with this sale we also issued 60,587 shares of common stock as a finder's fee and recognized expense of $19,878 and an increase in capital stock of a like amount. We secured the services of an investment banker during December 1998. To retain the services and conserve cash, we issued 30,000 shares of stock and recognized an expense of $10,000 and an increase to capital stock of the same amount.

         We raised $25,000 in December 1998 from the sale of 25 shares of Series A Preferred Stock for $1,000 per share. In connection with this sale, we also paid a professional service fee of $2,000 in cash.

         We raised $75,000 in January 1999 from the sales of a total of 75 shares of Series A Preferred Stock for $1,000 per share. In connection with one of these sales, we also issued 27,777 shares of common stock as a finder's fee and recognized expense of $7,500 and an increase to capital stock of the same amount. We received $150,000 as a good faith deposit with the letter of intent and issued 1,500,000 shares of common stock in return to the investor.

         In April of 1999, we issued 512,000 shares of common stock in exchange for a debt repayment and the interest due on the debt. We issued 2,630,000 shares of common stock upon the exercise of employee stock options for $1,257,100. In September of 1999, we issued $1,000,000 of 6% convertible debentures. We issued $200,000 of 6% convertible debentures in December of 1999, $800,000 of 6% convertible debentures in January of 2000, and $2,500,000 of 6% convertible debentures in February of 2000.

         Our financing activities for the nine months ended September 30, 2000, provided a net total of $3,070,777. Cash at the end of that period was $185,830. As of December 1, 2000, we had cash of $98,000 and working capital of $(204,491).

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our executive officers and directors and their ages as of November 1, 2000 are as follows:


NAME                           AGE    POSITION

Glenn A. Smith                  44    President, Chief Executive Officer, and
                                      Director

Tod R. Smith                    38    Chief Technology Officer, General Counsel,
                                      and Director

Maurice J. Matovich             41    Chief Operations Officer and Director

Howard Kaskel                   54    Chief Financial Officer

         GLENN A. SMITH has served as our President, Chief Executive Officer, and a director since our formation in 1996. He has over twenty years experience in developing interactive systems and Internet-based businesses and services. From 1992 to 1996, Mr. Smith was self-employed as a developer of advanced computer telephony systems and services.

         TOD R. SMITH has served as our Chief Technology Officer and General Counsel since 1998 and as a director since 1997. Mr. Smith worked at AT&T as a Technical Staff member specializing in computer consulting and the development of software from 1988 to 1998.

         MAURICE MATOVICH has served as our Chief Operating Officer since 1998 and as a director since 1997. Mr. Matovich served as a manager at AT&T where he specialized in high-tech operations management, client relations, and shareholder relations from 1984 to 1997.

         HOWARD KASKEL has served as our Chief Financial Officer since 1998. Mr. Kaskel also is currently a limited partner with Tatum CFO Partners, LLP, a partnership of career chief financial officers. From 1996 to 1997, Mr. Kaskel served as the Chief Financial Officer of DeFalco Advertising and as the Chief Financial Officer of Pinnacle Site Development Inc. until joining us in 1998. He was a partner at Kaskel, Solowiei & Associates, a financial consulting firm, from 1993 to 1996, where he advised companies regarding acquisitions, divestitures, and business planning.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual compensation for services in all capacities to us for the year ended December 31, 1999 with respect to the Chief Executive Officer:

                                                     Annual Compensation            Long-Term Compensation Awards
----------------------------------------------------------------------------------------------------------------------
    Name and Principal Position        Year                Salary                 Securities Underlying Options (#)
------------------------------------------------------------------------------- --------------------------------------
          Glenn A. Smith,              1999                $96,000                            4,700,000

      Chief Executive Officer          1998                $96,000                             100,000

                                       1997                $96,000                             100,000

STOCK OPTIONS

         The following table summarizes certain information regarding options to purchase common stock granted to the Chief Executive Officer during the year ended December 31, 1999. We did not grant any stock appreciation rights in 1999.

                                         Option/SAR Grants in Last Fiscal Year
                                                  (Individual Grants)
----------------------------------------------------------------------------------------------------------------------
                           Number of Securities   Percent of Total Options/    Exercise or Base
                           Underlying Options/    SARS Granted to Employees          Price
Name                         SARs Granted (#)           in Fiscal Year              ($/Sh)          Expiration Date
----------------------------------------------------------------------------------------------------------------------
Glenn A. Smith                  200,000                       2%                    $ 0.22               1/07/09
Glenn A. Smith                4,000,000                      38%                    $ 0.11               3/24/09
Glenn A. Smith                  500,000                       5%                    $ 0.53               6/14/09

         The following table summarizes the number and value of unexercised options held by the Chief Executive Officer as of December 31, 1999. The Chief Executive Officer exercised options for 500,000 shares in the year December 31, 1999.

                                             FISCAL YEAR-END OPTION VALUES
----------------------------------------------------------------------------------------------------------------------
                                                                        Number of Securities    Value of Unexercised
                                                                       Underlying Unexercised   in-the-Money Option/
                                                                           Options/SARS At         SARs at Fiscal
                                                                         Fiscal Year-End (#)        Year-End ($)
                                                                            Exercisable/            Exercisable/
                           Shares Acquired on                               Unexercisable           Unexercisable
Name                          Exercise (#)       Value Realized ($)
------------------------- ---------------------- --------------------- ------------------------ ----------------------
Glenn A. Smith                      0                     0                   200,000 /0              $118,000/0
Glenn A. Smith                      0                     0                 4,000,000 /0              $2,360,000/0
Glenn A. Smith                   500,000               265,000                         0                         0

This value has been calculated based on the average of the last bid and asked price of the common stock as quoted on the Bulletin Board on December 31, 1999.

EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Howard L. Kaskel in September of 1999. The agreement provides that Mr. Kaskel will serve as our Chief Financial Officer on a part-time basis (four days per week) for $10,800 per month which includes a base salary of $9,000 and a retainer of $1,800 for Tatum CFO Partners, LLP, of which Mr. Kaskel is a partner. Additional days are paid at the rate of $660 per day. There is no cap on the additional salary that could be payable. The average maximum salary per month under the agreement (including the base salary and additional days) would be approximately $19,380. The agreement is terminable by us upon thirty days written notice with all payments required pursuant to the agreement to be paid on or before the termination date. We do not have employment agreements with any other of our executive officers.

DIRECTOR COMPENSATION

         The directors have not received compensation for their duties as members of the board of directors, and we have no current plans to compensate directors for serving on the board in the future.

STOCK INCENTIVE PLAN

         In June of 1997, we adopted our Stock Incentive Plan to provide selected employees and affiliates rendering services to us or our affiliates an opportunity to purchase our common stock. The Stock Incentive Plan promotes our success and enhances our value by linking the personal interests of participants to those of our shareholders and by providing participants with an incentive for outstanding performance. Awards under the Stock Incentive Plan may be structured as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, for employees or as non-qualified stock options for any participant. The aggregate number of shares of common stock with respect to which options may be granted pursuant to the Stock Incentive Plan cannot exceed 2,500,000 shares.

         Incentive stock options are subject to certain limitations, including the requirement that such options be granted with an exercise price no less than the fair market value of the common stock at the date of grant and that the value of stock with respect to which the options are exercisable by a participant for the first time in any year may not exceed $100,000, based on the fair market value of the stock at the date of grant. In addition, incentive stock options may not be granted to employees who own more than ten percent of the combined voting power of all classes of our voting stock, unless the option price is at least 110% of the fair market value of the common stock subject to the option and unless the option is exercisable for no more than five years from the grant date.

         The compensation committee of our board of directors has discretion to set the terms and conditions of options, including the term, exercise price, and vesting conditions, if any; to determine whether the option is an incentive stock option or a non-qualified stock option; to select the persons who receive such grants; and to interpret and administer the Stock Incentive Plan.

         As of the date of this prospectus, options to purchase an aggregate of 2,100,500 shares of common stock have been granted under the Stock Incentive Plan and were outstanding, including options for 400,000 shares of common stock issued to Glenn A. Smith. Mr. Smith's options have an exercise price of $0.11 per share for 100,000 shares, $0.54 per share for 100,000 shares, and $0.22 per share for 200,000 shares.

RELATED PARTY TRANSACTIONS

         On September 30, 1999, we entered into Share Exchange Agreements with our executive officers whereby the officers were issued one share of Series B Convertible Preferred Stock for each one thousand shares of common stock presented. Glenn Smith, Tod Smith, Maurice Matovich, and Howard Kaskel received 2,662, 640, 450, and 200 shares of Series B Convertible Preferred Stock, respectively. In January of 2000, the Series B Convertible Preferred Stock was converted back to common stock.

                           CERTAIN MARKET INFORMATION

PRICE RANGE OF COMMON STOCK

         Our common stock is traded over-the-counter and quoted on the OTC electronic bulletin board under the symbol "ACCR" on a limited and sometimes sporadic basis. Quoting began in December of 1997. The reported high and low bid prices for the common stock are shown below for the indicated periods through December 1, 2000. The prices presented are bid prices that represent prices between broker-dealers and do not include retail mark-ups and mark-downs or any commission to the broker-dealer. The prices do not necessarily reflect actual transactions. As of December 1, 2000, there were approximately 313 shareholders of record of our common stock.

                                                             BID
                                                             ---
                                                       LOW        HIGH
                                                       ---        ----

1998
----
First Quarter                                          $0.81      $1.38
Second Quarter                                         $1.38      $4.06
Third Quarter                                          $0.53      $2.19
Fourth Quarter                                         $0.22      $0.75

1999
----
First Quarter                                          $0.08      $0.33
Second Quarter                                         $0.12      $1.56
Third Quarter                                          $0.30      $0.79
Fourth Quarter                                         $0.20      $0.97

2000
----
First Quarter                                          $0.37      $3.47
Second Quarter                                         $0.43      $1.43
Third Quarter                                          $0.22      $0.47
Fourth Quarter (through December 1, 2000)              $0.13      $0.29


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by Grandview that it has obtained under the investment agreement. We will receive, however, the sale price of any common stock purchased by Grandview under the investment agreement and upon the exercise of outstanding warrants held by Grandview.

         We will not receive any of the proceeds from the sale of shares by the other selling shareholders. We will receive, however, $4,568,000 if all outstanding warrants to purchase common stock are exercised plus $2,046,440 if all outstanding options to purchase common stock are exercised by the selling shareholders. We expect to use the proceeds of any such sales for general working capital purposes.

                       PRINCIPAL AND SELLING SHAREHOLDERS

OVERVIEW

         Shares of our common registered for resale under this prospectus will constitute 87% of our issued and outstanding common shares as of December 1, 2000. The number of shares we are registering is based in part on our good faith estimate of the number of shares we will issue to Grandview Court, LLC under the investment agreement as limited by our available authorized but unissued common stock. The number of shares we are registering for issuance under the investment agreement may be higher than the number we actually issue under the investment agreement. We intend to issue additional shares to Grandview in the future; however, we do not currently have sufficient authorized but unissued common stock to register for the future issuance to Grandview under the investment agreement. If our shareholders approve an increase in our authorized common stock at a special meeting that we intend to hold in February 2001, we will register additional shares for issuance to Grandview. The remaining shares we are registering are based upon shares held by, or underlying convertible securities held by, the other selling shareholders.

         Grandview is engaged in the business of investing in publicly traded equity securities for its own account. Grandview's principal offices are located in the Cayman Islands. Other than the warrants to purchase 225,000 shares of common  stock  that we  issued to  Grandview  in  connection  with  closing  the investment agreement, Grandview does not own any of our securities as of the date of this prospectus, and it has no other commitments or arrangements to purchase or sell any of our securities other than its obligation to purchase common shares under the investment agreement. There are no business relationships between Grandview and us other than as contemplated in the investment agreement. Grandview's managers will be solely responsible for making investment decisions with regard to the common stock purchased by Grandview from us.

         Continental Capital and Equity Corporation has acted as placement agent in connection with the investment agreement. Continental introduced Grandview to us, and its duties as placement agent were undertaken on a reasonable best efforts basis only. Continental made no commitment to purchase shares from us and did not ensure us of the successful placement of any securities.


         This prospectus covers 620,000 shares of common stock issued to Continental for the general investor relations services it provides to us plus approximately 194,481 shares to be issued to Continental as a placement fee for introducing us to Grandview. The 194,481 shares registered pursuant to the registration statement of which this prospectus forms a part are to be issued pursuant to our agreement with Continental which provides that we will issue to Continental shares of our common stock equal to 3% of the shares of common stock issued to Grandview pursuant to each request for cash under the investment agreement. Depending upon the amount of money we request from Grandview and the price of our common stock, the number of shares we are required to issue to Continental could be substantially more than the 194,481 shares we are currently registering. Pursuant to this prospectus, Continental may resell the approximately 814,481 shares of our common stock that it owns. The decision to sell our common stock will be made by Continental's officers and board of directors. Other than the shares of our common stock covered by this prospectus, Continental does not own any of our securities as of the date of this prospectus.

         This prospectus covers 50,000 shares of common stock issued to James R. Schnorf, Chief Executive Officer of Continental, as a fee for his review of our business in anticipation of providing a bridge loan to us. We did not enter into a bridge loan with Mr. Schnorf, but we were still required to issue the 50,000 shares to him. Pursuant to this prospectus, Mr. Schnorf may resell the 50,000 shares of our common stock that he owns. The decision to sell our common stock will be made by Mr. Schnorf. Other than the shares of our common stock covered by this prospectus, Mr. Schnorf does not directly own any of our securities as of the date of this prospectus. Mr. Schnorf indirectly will own 814,481 additional shares of our common stock, however, through his position as Chief Executive Officer of Continental.

         This prospectus covers 26,307,460 shares of common stock held by Bamboo Investors LLC that are underlying debentures convertible into common stock and warrants to purchase common stock.

Pursuant to this prospectus and previous registration statements, Bamboo may resell the 26,900,000 shares of our common stock that it owns. The decision to sell our common stock will be made by Bamboo's officers and board of managers.

         The table below sets forth certain information regarding the beneficial ownership of the common stock, as of December 1, 2000, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and our Chief Executive Officer, (iii) all directors and executive officers as a group, and (iv) the selling shareholders.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

                                                          Shares Beneficially Owned               Shares Beneficially
                                                            Prior to the Offering                   Owned After the
                                                                                                       Offering
                                                ----------------------------------------------- ------------------------

                                                                             Number of Shares
BENEFICIAL OWNER                                   NUMBER      PERCENTAGE       TO BE SOLD        NUMBER    PERCENTAGE
----------------                                   ------      ----------       ----------        ------    ----------

Glenn A. Smith(1)                                 7,356,500         12.8%          4,650,000     2,706,500       2.74%
Tod Smith(2)                                      2,540,000          4.7%          1,900,000       640,000           *
Maurice J. Matovich(3)                            2,094,750          3.9%          1,800,000       294,750           *
Howard Kaskel(4)                                  1,105,400          2.1%            893,000       212,400           *
Bamboo Investors LLC(5)                          26,900,000         33.8%         26,307,460             -           -
Grandview Court, LLC(6)                           8,328,238         13.7%          8,328,238             -           -
Continental Capital and Equity Corporation          814,481             *            814,481             -           -
Tatum CFO Partners, LLP(7)                          547,500             *             67,500             -           -
William Thayer(11)                                   75,000             *             75,000             -           -
Randy Heaps(12)                                      60,000             *             60,000             -           -
James R. Schnorf                                     50,000             *             50,000             -           -
Eric Dullas(15)                                       4,000             *              4,000             -           -
Kim Saldutti(16)                                      3,000             *              3,000             -           -
Doreen Sabina(17)                                     3,000             *              3,000             -           -


ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP  13,096,650         21.2%          9,243,000     3,853,650        3.9%
(4 PERSONS) (1) (2)
--------------------
*Less than 1%.

(1) Includes 10,400 shares of common stock held for a minor child and 4,650,000 shares subject to presently exercisable options. Mr. Smith is our Chief Executive Officer and President, and is a director.
(2)      Includes 1,900,000 shares subject to presently exercisable options. Mr.
         Smith is our Chief Technology Officer and General Counsel, and is a director.
(3)      Includes 1,800,000 shares subject to presently exercisable options. Mr.
         Matovich is our Chief Operations Officer and a director.
(4)      Includes 893,000 shares subject to presently  exercisable  options. Mr.
         Kaskel is our Chief  Financial  Officer  and is also a partner of Tatum
         CFO Partners, LLP.
(5) Includes 2,400,000 shares of common stock issuable upon exercise of presently exercisable warrants. Also includes 2,500,000 shares held by such shareholder issuable upon conversion of outstanding convertible debentures based upon a three day average share price of $0.125. The number of shares to be sold is subject to adjustment to reflect the effect of the market price of the common stock at the time of conversion.

(6) Includes 225,000 shares of common stock issuable upon the exercise of presently exercisable warrants at a price of $0.192 per share and 1,620,648 shares of common stock issuable upon the exercise of presently exercisable warrants at a price of $0.15 per share. Does not include shares or warrants issuable in the future under the investment agreement that are not registered pursuant to the registration statement of which this prospectus is a part. The number of shares issuable will be determined by a formula described under INVESTMENT AGREEMENT.
(7)      Includes 547,000 shares subject to presently exercisable options.
(8) Includes 75,000 shares subject to presently exercisable options. Mr. Thayer was our vice-president of sales until January 2000.
(9) Includes 60,000 shares subject to presently exercisable options. Mr. Heaps performed work for us as an independent contractor.
(10) Includes 4,000 shares subject to presently exercisable options. Mr. Dullas performed work for us as an independent a contractor.
(11) Includes 3,000 shares subject to presently exercisable options. Ms. Saldutti is the wife of Mr. Ralph Saldutti. Mr. Saldutti performed work for us as an independent contractor.
(12) Includes 3,000 shares subject to presently exercisable options. Ms. Sabina performed work for us as an independent contractor.


         The actual number of shares of common stock deemed to be beneficially owned and offered by Bamboo and Grandview cannot be determined at this time and could be materially less or more than this estimated number depending on the future market price of our common stock.

                             SELLING WARRANT HOLDER

         Bamboo is the holder of transferable warrants to purchase 2,400,000 shares of common stock. This prospectus covers the sale of 1,000,000 of these warrants. See DESCRIPTION OF WARRANTS. All of these transferable warrants may be sold under the registration statement of which this prospectus is a part or a separate registration statement previously filed by us.

                              PLAN OF DISTRIBUTION

GENERAL

         Grandview is offering the shares of our common stock for its account as a statutory underwriter, and not for our account. We will not receive any proceeds from the resale of our common stock by Grandview. Grandview will be offering for sale up to 8,328,238 shares of our common stock acquired by it pursuant to the terms of the investment agreement more fully descried below and the warrants we issued to it in connection with the investment agreement. Grandview has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of our common stock to it and will be acting as an underwriter in its resales of our common stock under this prospectus. Grandview has, prior to any sales, agreed not to effect any offers or sales of our common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase shares of our common stock in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations governing the OTC electronic bulletin board.

         To permit Grandview to resell the shares of our common stock issued to it under the investment agreement, we agreed to register those shares and to maintain that registration. Therefore, we have agreed with Grandview that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act of 1933 and the rules and regulations promulgated thereunder to keep it effective until the earlier of (i) the date as of which Grandview may sell all of the securities it holds without restriction pursuant to Rule 144(k) promulgated under the 1933 Act or (ii) the date on which (A) Grandview has sold all the common stock required to be registered under the investment agreement;
(B) Grandview has no right to acquire any additional shares of common stock under the investment agreement; (C) Grandview has no right to receive common stock underlying the warrants we are required to issue to it pursuant to the investment agreement.

         Grandview is subject to the applicable provisions of the Exchange Act of 1934, including without limitations, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange

Act, any person engaged in a distribution of shares of our common stock may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids, or to effect passive market making bids. In connection with the transactions in our common stock, we also will be subject to applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitations, the rule set forth above. These restrictions may affect the marketability of the shares of our common stock owned by Grandview.

         All the selling security holders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares or warrants. If we are notified by a selling security holder that any material arrangement has been entered into with an underwriter for the sale of their shares or warrants, then, to the extent required under the Securities Act of 1933 or the rules of the Securities and Exchange Commission, a supplemental prospectus will be filed to disclose the following information as we believe appropriate: (i) the name of the participating underwriter; (ii) the number of the shares or warrants involved; (iii) the price at which such shares or warrants are to be sold, the commissions to be paid, or discounts or concessions to be allowed to such underwriter; and (iv) other facts material to the transaction.

         Neither the shares nor warrants have been registered for sale by the selling security holders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

         We expect that the selling security holders will sell their securities covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the securities in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling security holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling security holders and/or the purchasers of the securities for whom they may act as agent (and thus compensation may be in excess of customary commissions). The selling security holders and any broker-dealers that participate with the selling security holders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of securities positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling security holders will sell any or all of the common stock or warrants offered by them hereunder.

         Sales of the securities on the OTC electronic bulletin board or other trading system may be by means of one or more of the following:

         (i) a block trade in which a broker or dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

         (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. From time to time the selling shareholders may engage in short sales, short sales against the box, puts and calls, and other hedging transactions in our securities, and may sell and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. In addition, from time to time a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.

         The selling security holders are not restricted as to the price or prices at which they may sell their share of common stock or warranties. Sales of such securities at less than market prices may depress the market price of our common stock. Moreover, the selling security holders are not restricted as to the number of shares or warrants that may be sold at any one time.

         The selling security holders will pay all commissions and their own expenses, if any, associated with the sale of our common stock, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. We have agreed to pay such expenses of Grandview as set forth in the table below.

         On December 1, 2000, the closing bid price for our common stock was $0.125 and the average daily trading volume for the last 30 trading days ended December 1, 2000 was $0.168. If this market price and average trading volume remained constant over the 18-month period of the investment agreement, each request would be capped at $100,000. Under this example, we would issue 32,000,000 shares to Grandview at $0.1125 per share, a ten percent discount to the volume-weighed average daily bid price of our common stock; provided that we do not exceed the limit contained in the investment agreement or Grandview's total beneficial ownership of common stock described below, and we have enough authorized shares. Presuming we issue all 32,000,000 shares issuable under the investment agreement and that we do not exceed the limit contained in the investment agreement or Grandview's total beneficial ownership of common stock described below and we have enough authorized shares, we will pay underwriting compensation to and expenses for Grandview, and other offering expenses as follows:

                                                 UNDERWRITING COMPENSATION AND EXPENSES

          --------------------------------------------------------------------------------------------------
                                                                    PER SHARE                 TOTAL
          --------------------------------------------------------------------------------------------------
          Discount to Grandview(1) (10%)                             $0.0125                 $400,000
          --------------------------------------------------------------------------------------------------
          Expenses payable on behalf of Grandview
          --------------------------------------------------------------------------------------------------
               Escrow fees(2)                                         0.0023                   72,000
          --------------------------------------------------------------------------------------------------
               Legal fees of Grandview                                0.0005                   15,000
          --------------------------------------------------------------------------------------------------
          Estimated offering expenses(3)
          --------------------------------------------------------------------------------------------------
               SEC filing fee                                           0.00                 1,631.89
          --------------------------------------------------------------------------------------------------
               Accountant's fees and expenses                           0.00                      250
          --------------------------------------------------------------------------------------------------
               Legal fees and expenses                                0.0005                   15,000
          --------------------------------------------------------------------------------------------------

          --------------------------------------------------------------------------------------------------
          Total                                                      $0.0158              $503,839.29
          --------------------------------------------------------------------------------------------------


(1) We also issued to Grandview a warrant to purchase 225,000 shares of our common stock at $0.192 per shares as consideration for providing the investment agreement. In addition, we are obligated to issue warrants for shares totaling 25% of the number of shares issued to Grandview under the investment agreement. These warrants are described in more detail below.
(2) Assumes the highest fee payable to the escrow agent at the closing of each request for cash from Grandview. This fee will range from $500 to $2000, depending upon the amount of the request.
(3) We will also issue 194,481 shares to Continental Capital and Equity Corporation, the placement agent who introduced Grandview to us, in connection with the investment agreement, as described in INVESTMENT AGREEMENT.


         We have advised the selling security holders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales in the market of the common stock offered hereby. We have also advised the selling security holders of the requirement for the delivery of this prospectus in connection with resale's of the securities.

REGISTRATION RIGHTS OF GRANDVIEW

         We granted registration rights to Grandview to enable it to sell the shares of our common stock that it purchases under the investment agreement. In connection with such registration, we will have no obligation to:

        o assist or cooperate with Grandview in the offering or disposition of such shares;

        o indemnify or hold harmless the holders of any such shares (other than Grandview) or any underwriter designated by such holders; or

        o obtain a commitment from an underwriter relative to the sale of any such shares.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

REGISTRATION RIGHTS OF OTHER SELLING SHAREHOLDERS

         We granted registration rights to certain of the remaining selling shareholders that are similar to the ones granted to Grandview to enable them to sell the shares of our common stock. In connection with any such registration, we will have no obligation to:

        o assist or cooperate with the selling shareholders in the offering or disposition of such shares;

        o indemnify or hold harmless the holders of any such shares (other than Bamboo Investors, LLC) or any underwriter designated by such holders;

        o obtain a commitment from an underwriter relative to the sale of any such shares; or

        o   include such shares within any underwritten offering we do.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

                              INVESTMENT AGREEMENT

OVERVIEW

         We entered into an investment agreement with Grandview Court, LLC, a Cayman Islands limited liability company, on November 13, 2000, for the future issuance and purchase of shares of our common stock. The investment agreement establishes what is sometimes termed an equity line of credit.

         In general, the agreement operates like this: the investor, Grandview, has committed to provide us up to $30 million as requested by us over an 18-month period in return for common stock we issue to Grandview. Once every 11 trading days, we may request between $100,000 and $5,000,000. The maximum amount we actually can request will be determined by multiplying 1.5 times the volume-weighted average daily price of our common stock and the average trading volume for the 30 trading days prior to our request.

         We use the formulas in the investment agreement to determine the number of shares we will issue to Grandview in return for the requested money. The formulas for determining the actual request amounts, the number of shares we issue to Grandview, and the price per share paid by Grandview are described below. The aggregate total of all requests cannot exceed $30 million. For the ten trading days preceding our request and the period between our request and Grandview's payment, the volume weighted average price of our stock must be at least $75,000, unless Grandview agrees to waive this requirement. We are under no obligation to make a request during any period.

         The per share dollar amount Grandview pays for our common stock for each request includes a seven percent to ten percent discount to the average of the three lowest closing bid prices during the ten day period after our request, weighted by trading volume. The amount of the discount depends on the variance between the average closing bid price on November 13, 2000, $0.16, and the average of the lowest three closing bid prices during the ten days immediately subsequent to our request for cash from Grandview. Subject to the conditions of the investment agreement, Grandview has agreed to provide to us the amount of the request less an escrow agent fee of between $500 and $2000, depending upon the amount of the request, in exchange for shares of our common stock.

         We have registered 194,481 shares of common stock for issuance to Continental Capital and Equity Corporation, the placement agent who introduced Grandview to us. Our agreement with Continental obligates us to issue shares of our common stock to Continental each time Grandview purchases common stock from us. At the end of each 10-day request period, we will issue to Continental shares of our common stock equaling 3% of the common stock purchased by Grandview during that period. Additionally, we have issued 620,000 shares of common stock to Continental in return for investment relations services rendered by it to us. Continental's 814,481 shares of our common stock are included in the registration statement of which this prospectus is a part.


         We have issued to Grandview warrants to purchase 225,000 shares of our common stock on a cash or cashless basis with an exercise price of $0.192, which was the 120% of the closing bid price on November 13, 2000, the closing date, subject to adjustment as provided in the investment agreement. The warrants expire November 13, 2003. We have registered the 225,000 shares of common stock underlying these warrants pursuant to the registration statement of which this prospectus is a part.

         We have registered an additional 1,620,648 shares of common stock for issuance pursuant to warrants that are required to be issued to Grandview each time Grandview purchases common stock from us. At the end of each 10-day request period, we will issue to Grandview warrants to purchase additional common stock equaling 25% of the common stock purchased by Grandview during that period. These warrants will have an exercise price of 120% of the average purchase price paid by Grandview during the 10-day request period.

         The investment agreement does not permit us to request funds if the issuance of shares of common stock to Grandview pursuant to the request would result in Grandview owning more than 4.99% of our outstanding common stock on the request date.

THE REQUEST PROCEDURE AND THE STOCK PURCHASES

         We may make a request for cash by faxing a notice to Grandview that states the amount we wish to request.

AMOUNT OF THE REQUEST

         No request can exceed the lesser of $5,000,000 and the capped amount that is derived from multiplying the average of the volume weighted average price for the 30 trading days immediately preceding our request by 1.5. The maximum amount of each request can be increased or decreased if agreed to by Grandview and us.

PRICE OF SHARES

         The price at which Grandview will purchase our common stock will be determined as follows:

         (i) If the average closing bid price on the date the request is issued is less than $0.16 the common stock will be purchased at 90% of the average of the lowest three closing bid prices during the ten days immediately subsequent to our request; and

         (ii) for every $1 increase over $0.16 the shares will be purchased for 1% more, to a maximum of 93% of the average of the lowest three closing bid prices during the ten days immediately subsequent to our request.

NECESSARY CONDITIONS BEFORE GRANDVIEW IS OBLIGATED TO PURCHASE OUR SHARES

         The following are some of the conditions that must be satisfied before Grandview is obligated to purchase the shares of common stock that we wish to sell from time to time:

        o A registration statement for the shares must be declared effective by the Securities and Exchange Commission and must remain effective and available for making resales of the common shares purchased by Grandview;

        o Our common stock must remain listed on the OTC electronic bulletin board or must be listed on another stock exchange or on NASDAQ;

        o We must not have merged or consolidated with or into another company or transferred all or substantially all of our assets to another company, nor must a purchase, tender, or exchange offer have been made to, and accepted by, the holders of more than 30% of our voting stock;

        o We must be in compliance with our obligations under the investment agreement and related agreements, and we must not be in breach of, or in default under, any material provision of the investment agreement or related agreements.

        o There can be no material adverse change in our business, operations, properties, prospects, or financial condition;

        o No injunction may be issued, or action commenced by a governmental authority, prohibiting the purchase or the issuance of our common stock;

        o No statute, rule, regulation, executive order, decree, ruling, or injunction may be in effect which prohibits consummation of the transactions contemplated by the investment agreement;

        o No litigation or proceeding or any investigation by any governmental authority can be pending or threatened against us or Grandview seeking to restrain, prevent, or change the transactions contemplated by the investment agreement or seeking damages in connection with such transactions; and

        o   We may not have filed for protection from creditors.

RESTRICTIONS ON FUTURE FINANCINGS

         The investment agreement limits our ability to raise money by selling our securities for cash at a discount to the market price. Pursuant to the investment agreement, for a period of one year after the date of this prospectus, we may not, without the prior consent of Grandview, offer, sell, grant any option to purchase, or otherwise dispose of any of our common stock or securities convertible into common stock at a price that is less than the market price of our common stock at the time of such issuance. If we need additional financing, Grandview has a right of first refusal to provide the financing to us. If Grandview does not wish to provide the financing to us, we may obtain the financing through the disposition of our common stock or securities convertible into common stock to a third party. There are exceptions to this limitation in the following situations:

        o Shares, options, or warrants issued pursuant to our stock option plan;

        o Shares issued upon the exercise of any currently outstanding warrants or options and upon conversion of any currently outstanding convertible debenture;

        o Shares issued in connection with the capitalization or creation of a joint venture with a strategic partner;

        o Shares issued in connection with an acquisition by us of another company; and

        o Shares issued in a bona fide public offering by us of our securities.

COSTS AND FEES ASSOCIATED WITH THE TRANSACTION

         At the closing of the transaction on November 13, 2000, we delivered the requisite opinion of counsel to Grandview and will pay the escrow agent, Joseph LaRocco, P.C., $15,000 for his legal, administrative, and escrow costs. In addition, each time we issue common stock to Grandview in return for cash, we will pay Mr. LaRocco an escrow agent fee of between $500 and $2,000, depending upon the amount of money we request from Grandview. Finally, as a placement fee for introducing Grandview to us, we will ________ shares of our common stock to Continental equaling three percent of the common stock purchased by Grandview during each request period, as described above.

         We also issued warrants for 225,000 shares to Grandview in connection with the closing of the investment agreement. See DESCRIPTION OF WARRANTS.

TERMINATION OF THE STOCK PURCHASE AGREEMENT

         The investment agreement will automatically terminate upon the earlier of the date that:

        o Grandview has purchased an aggregate of $30,000,000 of our common stock;

        o   Is  18  months  after  the  effective  date  of  this   registration
            statement.

o        We file for protection from creditors;

        o We issue or sell any equity securities or securities convertible into or exchangeable for equity securities without the prior written consent of Grandview if the primary purpose of such issuance or sale is the raising of capital;

        o Trading in our common stock is suspended by the Securities and Exchange Commission or the OTC electronic bulletin board for a period of five consecutive trading days;

        o We suffer a material adverse change in our business, operations, properties, or financial condition;

        o The resale of our common stock by Grandview ceases to be registered under the Securities Act of 1933; or

        o Our common shares are delisted from the OTC electronic bulletin board unless such delisting is in connection with the listing of such shares on a comparable stock exchange or The NASDAQ Stock Market.

         Additionally, the investment agreement may be terminated by mutual agreement of Grandview and us.

INDEMNIFICATION OF GRANDVIEW

         Grandview is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Grandview to us for inclusion in the registration statement and prospectus.

         We are entitled to indemnification from Grandview for any losses or liabilities suffered by us as a result of any misrepresentation or breach of any representation or warranty made by Grandview in the investment agreement or related agreements.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Through the date of this prospectus, there has been only limited over-the-counter trading of our common stock by certain market makers who have registered to enter quotes on the common stock on the OTC electronic bulletin board. We have no plans to list the common stock on The NASDAQ National Market System or on any national securities exchange. Sales of substantial amounts of shares of our common stock in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair our ability to raise capital in the future through sales of our equity securities.

         Assuming conversion of the $2,825,000 of 6% convertible debentures, the exercise of warrants to purchase 2,400,000 shares of common stock and options to purchase 10,713,000 shares of common stock, and the purchase of 8,328,238 shares from us by Grandview pursuant to the investment agreement, we will have a total of 98,737,336 shares of common stock outstanding at the time of this offering.1 Shares in the amount of up to 44,955,679 offered for sale by the selling shareholders, if sold under this registration, 33,645,889 shares sold by selling shareholders under previous registrations, and 3,578,000 shares of common stock previously sold by us pursuant to an exemption under Regulation 504 will, after

-----------------

1 Assumes the conversion of debentures into 2,500,000 shares of common stock based on a conversion rate, as set forth in the formula described in 6% CONVERTIBLE DEBENTURES below, and three-day average market price of common stock at $0.125 as of December 1, 2000 and does not include additional shares of common stock or warrants that may be issued pursuant to the investment agreement.

the offering, be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 described below. The remaining shares of common stock are "Restricted Securities" as defined in Rule
144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, such as pursuant to Rule 144, which rule is summarized below. We are aware that some shares have been sold in reliance on Rule 144.

SALES OF RESTRICTED SECURITIES

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities, as defined in Rule 144, for at least one year, including a person who may be deemed our affiliate, is entitled to sell, within a three-month period, a number of shares of our common stock that does not exceed the greater of one percent of the then-outstanding shares of common stock (approximately 52,551,000 shares) and the average weekly reported trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about us. In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate at any time during the ninety days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the offering, without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule
144. In meeting the one-and two-year holding periods described above, the holder of restricted securities can include the holding periods of a prior owner who is not an affiliate. The one- and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or an affiliate.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. Of the preferred stock, 1,200 shares have been designated as Series A Convertible Preferred Stock and 4,000 shares have been designated as Series B Convertible Preferred Stock. Of the preferred stock, none are outstanding. The following summary of our capital stock does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, that are included as exhibits to the Registration Statement of which this prospectus forms a part, and the applicable provisions of the Florida Business Corporation Act.

COMMON STOCK

         Holders of common stock are entitled to one vote per share on any issue submitted to a vote of the shareholders and do not have cumulative voting rights in the election of directors. The holders of a majority of the outstanding shares of common stock, along with the holders of any outstanding preferred stock, voting in an election of directors can elect all of the directors then standing for election, if they choose to do so. Subject to any outstanding shares of preferred stock, all shares of common stock are entitled to share equally in such dividends as our Board of Directors may, in its discretion, declare out of sources legally available therefor. See DIVIDEND POLICY. Upon our dissolution, liquidation, or winding up, holders of common stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities and any preferential amount due with respect to outstanding shares of preferred stock, if any, all our assets available for distribution, in cash or in kind. Holders of shares of common stock do not have preemptive or other subscription rights, conversion or redemption rights, or any rights to share in any sinking fund. All currently outstanding shares of common stock are fully paid and non-assessable.

PREFERRED STOCK

         Holders of our preferred stock are entitled to vote the number of shares as is equal to the number of shares of common stock into which the preferred stock is convertible on the record date for voting or written consent eligibility. The preferred shareholders have voting rights and powers equal to the voting rights and powers of the common stock, and do not have cumulative voting rights in the election of directors. The preferred shareholders do not have any preference with respect to dividends or other distributions, except for the liquidation preference described below. Any dividends declared by our Board of Directors will be made to the holders of common stock and preferred stock pro rata as if the preferred stock had been converted into common stock on the record date for the payment of the dividend. See DIVIDEND POLICY. Our preferred shareholders do not have preemptive rights or other subscription rights, or any rights to share in any sinking fund. The special rights to which the preferred shareholders are entitled are set forth below.

SERIES A PREFERRED STOCK

         Upon our dissolution, liquidation, or winding up, holders of Series A preferred stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities, prior to and in preference to any distribution to our other shareholders, the amount of $1,500 per share. If there are insufficient funds to fulfill this preference, then all assets or surplus funds will be distributed pro rata to the Series A shareholders. Any surplus that remains after this distribution is completed shall be distributed to the Series B preferred shareholders in accordance with the provisions set forth below and then to the common shareholders. Each share of Series A preferred stock is convertible into the number of shares of common stock (rounded to the nearest whole number) equal to $1,000 divided by 65% of the average market price of the common stock for the five trading days previous to the date on which the conversion occurs. There are no outstanding shares of Series A preferred stock.

SERIES B PREFERRED STOCK.

         Upon our dissolution, liquidation, or winding up, holders of Series B preferred stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities including the preference to any outstanding shares of our Series A preferred stock, prior to and in preference to any distribution to our common shareholders, the amount of $0.001 per share. If there are insufficient funds to fulfill this preference, then all assets or surplus funds will be distributed pro rata to the Series B shareholders. Any surplus that remains after this distribution is completed shall be distributed pro rata among the common and Series B preferred shareholders. Each share of Series B preferred stock is convertible into 1,000 fully paid and nonassessable shares of common stock. There are no shares of Series B preferred stock outstanding.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BYLAWS

         Our Amended and Restated Bylaws contain certain provisions, described below, that could delay, defer, or prevent a change in control of us if the board of directors determines that such a change in control is not in the best interests of us and our shareholders, and could have the effect of making it more difficult to acquire us or remove incumbent management.

         CLASSIFIED BOARD. Under our Bylaws, our board of directors is divided into three classes, with staggered terms of three years each. Each year the term of one class expires. Our Bylaws provide that any director may be removed from office, but only for cause by an affirmative vote of at least two-thirds of the outstanding capital stock entitled to vote in the election of directors. Our Bylaws also provide that any vacancies on the board of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum.

         SPECIAL VOTING REQUIREMENTS. Our Bylaws provide that all actions taken by the shareholders must be taken at an annual or special meeting of the shareholders or by unanimous written consent. The Bylaws provide that special meetings of the shareholders may be called only by a majority of the members of the board of directors. Under our Bylaws, shareholders are required to comply with advance notice provisions with respect to any proposal submitted for shareholder vote, including nominations for elections to the board of directors. Our Bylaws contain provisions requiring the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class and series of our capital stock entitled to vote in the election of directors cast at a meeting of the shareholders for that purpose.

         INDEMNIFICATION AND LIMITATION OF LIABILITY. The Florida Business Corporations Act authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the party must have had no reasonable cause to believe his conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of Florida law require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit, or proceeding to which he was a party by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Florida law is not exclusive, and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under Florida law. Access Power's Bylaws provide for the indemnification of our directors and executive officers to the maximum extent permitted by Florida law and for the advancement of expenses incurred in connection with the defense of any action, suit, or proceeding that the director or executive officer was a party to by reason of the fact that he is or was one of our directors or executive officers upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that such person is not entitled to indemnification.

         Under Florida law, a director is not personally liable for monetary damages to us or any other person for acts or omissions in his capacity as a director except in certain limited circumstances such as certain violations of criminal law and transactions in which the director derived an improper personal benefit. As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them, which constitute negligence, or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available. The foregoing provisions of Florida law and the Bylaws could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, us.

         Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         AMENDMENTS OF THE ARTICLES AND BYLAWS. Certain provisions of our Articles and Bylaws, including those pertaining to a classified board, special meetings of shareholders, removal of directors, and director liability and indemnification, may be amended only by the affirmative vote of two-thirds of the shares of our capital stock entitled to vote in the election of directors.

CERTAIN STATUTORY PROVISIONS

         The Florida Business Corporations Act provides for special voting requirements to approve affiliated transactions unless the transaction falls under one or more enumerated exceptions.

                             DESCRIPTION OF WARRANTS

         Bamboo Investors, LLC is the holder of three separate sets of warrants. Two of the sets of warrants were issued in connection with the sale of $2,500,000 of convertible debentures. The first set of warrants may be exercised to purchase 500,000 shares of common stock. The second set of warrants may be exercised to purchase an additional $2,500,000 of convertible debentures as well as to purchase, for a price of $100, another warrant to purchase 500,000 shares of common stock. All of the common stock warrants entitle the holder to purchase common stock for $2.20 per share (subject to possible anti-dilution
adjustments).   The  warrants   expire  on  February  28,  2003,  and  they  are
transferable.

         The third set of warrant held by Bamboo may be exercised to purchase 400,000 shares of common stock for $0.42 per share (subject to possible anti-dilution adjustments). The warrants expire on September 30, 2002, and they are transferable.

         Grandview Court, LLC is the holder of two separate sets of warrants, both of which were issued in connection with the investment agreement. The first set of warrants may be exercised to purchase 225,000 shares of common stock at an exercise price of $0.192 per share. The warrants expire November 13, 2003, and they are transferable. The second set of warrants may be exercised to purchase the number of shares of common stock equal to 25% of the shares issued of common stock to Grandview each time we make a request for cash from Grandview. These warrants will have an exercise price of 120% of the price at which we issue the shares of common stock to Grandview pursuant to the request. The warrants will expire three years from the date they are issued, and they are transferable.

                    DESCRIPTION OF 6% CONVERTIBLE DEBENTURES

         We have sold $2,800,000 of our 6% convertible debentures due February 28, 2002 and have issued a warrant to the same investor to purchase an additional $2,200,000 of such debentures as well as another warrant to purchase 1,000,000 shares of common stock. Interest on the debentures is due at maturity, and it may be paid in shares of common stock at our option. The number of shares issuable for interest would be determined at the same rate as principal under the debentures can be converted. Principal and accrued interest under the debentures may be converted at any time by the holder thereof into a number of shares equal to the quotient obtained by dividing the amount to be converted by the applicable conversion price. The applicable conversion price is the lesser of $2.20 and an amount equal to eighty percent of the average of the three lowest daily closing bid prices during the twenty-two trading days immediately preceding the date we are notified of the exercise of the conversion election. If we fail to register or maintain the registration of the underlying common stock as provided in a registration rights agreement with the investor, then the investor may choose any conversion price during the affected period as the applicable conversion price. If we undergo a change of control, then we will be obligated to redeem the debentures for125% of the outstanding principal and accrued interest.

                                 TRANSFER AGENT

         Our Transfer Agent and Registrar is Atlas Stock Transfer & Trust Company, Salt Lake City, Utah.

                                  LEGAL MATTERS

         The validity of the common stock being offered hereby is being passed upon for us by Kilpatrick Stockton, LLP, Atlanta, Georgia.


                                     EXPERTS

         Our audited financial statements appearing in this prospectus and the Registration Statement have been audited by Parks, Tschopp, Whitcomb & Orr, independent auditors, as indicated in their report thereon appearing herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock and Warrants offered hereby. As used herein, the term "Registration Statement" means the initial Registration Statement and any and all amendments thereto. For further information with respect to us and our common stock and the warrants, reference is made to the Registration Statement, of which this prospectus forms a part, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

         We are subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, and, in accordance therewith, for a period of up to one year, we will file periodic reports with the Securities and Exchange Commission. Such periodic reports will be available for inspection and copying at the public reference facilities and other regional offices referred to above.

                                            ACCESS POWER, INC.
                                      (A Development Stage Company)
                                      INDEX TO FINANCIAL STATEMENTS


                                                                                                    Page
                                                                                                    ----
FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999:

Independent Auditors' Report                                                                        F-2

Balance Sheets at December 31, 1999 and 1998                                                        F-3

Statements of Operations  for the years ended December 31, 1999 and 1998 and the cumulative period from October 10, 1996
     (date of inception) through December 31, 1999                                                  F-4

Statement of Shareholders' Equity for the years ended December 31, 1999 and 1998 and the period from October 10, 1996 (date of inception) through
     December 31, 1999                                                                              F-5

Statements of Cash Flows for the years ended  December 31, 1999 and 1998 and the cumulative period from October 10, 1996 (date of inception) through
     December 31, 1999                                                                              F-6

Notes To Financial Statements - December 31, 1999                                                   F-7

FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2000

Balance Sheets as of September 30, 2000 and December 31, 1999 (unaudited)                           F-14

Statements of  Operations  for the  three  months  and nine  months  ended  F-15
     September 30, 2000 and 1999 and the cumulative period from October 10, 1996
     (date of inception) through September 30, 2000 (unaudited)

Statement of Shareholders' Equity for the years ended December 31, 1999 and 1998 and the period from October 10, 1996 (date of inception) through
     September 30, 2000 (unaudited)                                                                 F-16


Statements of Cash Flows for the nine months ended June 30, 2000 F-18 and 1999 and the cumulative period from October 10, 1996 (date of inception) through September 30, 2000 (unaudited)


Notes to Financial Statements - September 30, 2000                                                  F-19

                                                ACCESS POWER, INC.
                                           (A Development Stage Company)
                                           INDEX TO FINANCIAL STATEMENTS


                                                                                                   PAGE
                                                                                                   -----
FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1999:

Independent Auditors' Report                                                                        F-2

Balance Sheets at December 31, 1999 and 1998                                                        F-3

Statements of Operations  for the years ended December 31, 1999 and 1998 and the cumulative period from October 10, 1996
     (date of inception) through December 31, 1999                                                  F-4

Statement of Stockholders' Equity for the years ended December 31, 1999 and 1998 and the period from October 10, 1996 (date of inception) through
     December 31, 1999                                                                              F-5

Statements of Cash Flows for the years ended  December 31, 1999 and 1998 and the cumulative period from October 10, 1996 (date of inception) through
     December 31, 1999                                                                              F-6

Notes To Financial Statements - December 31, 1999                                                   F-7

FINANCIAL STATEMENTS FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2000

Balance Sheets as of June 30, 2000 and December 31, 1999                                            F-14

Statements of Operations for the three months and six months ended June 30,
     2000 and 1999 and the  cumulative  period  from  October  10, 1996 (date of
     inception) through June 30, 2000 (unaudited)                                                   F-15

Statement of Stockholders' Equity for the years ended December 31, 1999 and 1998 and the period from October 10, 1996 (date of inception) through
     June 30, 2000                                                                                  F-16

Statements of Cash  Flows for the six months  ended June 30, 2000 and 1999 and the cumulative  period  from  October 10, 1996 (date of inception) through
     June 30, 2000                                                                                  F-18

Notes to Financial Statements - June 30, 2000                                                       F-19

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.
Certified Public Accountants
2600 Maitland Center Parkway
Suite 330
Maitland, Florida  32751


                     Independent Auditors' Report
                     ----------------------------



The Board of Directors
Access Power, Inc.:

We have audited the accompanying balance sheets of Access Power, Inc. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended, and the cumulative period from October 10, 1996 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Access Power, Inc. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, and the cumulative period from October 10, 1996 (date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.


/s/ Parks, Tschopp, Whitcomb & Orr, P.A.


Maitland, Florida
March 9, 2000

                                                      ACCESS POWER, INC.
                                                 (A Development Stage Company)

                                                        Balance Sheets

                                                  December 31, 1999 and 1998

                                                            ASSETS
                                                            ------

                                                                                               1999                 1998
                                                                                          -------------         ------------
Current assets:
      Cash                                                                                 $   213,885               33,156
      Accounts receivable                                                                      179,410               29,145
      Notes receivable, stockholders                                                           456,000               30,791
      Prepaid expenses                                                                         263,638                 --
      Inventory                                                                                 21,800               21,770
                                                                                           -----------           ----------
                   Total current assets                                                      1,134,733              114,862
                                                                                           -----------           ----------

Property and equipment, net (note 2)                                                           439,656            1,131,471

Other assets                                                                                    12,000               16,000
                                                                                           -----------           ----------
                   Total assets                                                            $ 1,586,389            1,262,333
                                                                                           ===========           ==========

                                             Liabilities and Stockholders' Equity
                                             -----------------------------------

Current liabilities:
      Accounts payable and accrued expenses                                                $   683,011            1,373,978
      Current portion of long-term debt                                                        168,956              120,136
                                                                                           -----------           ----------
                   Total current liabilities                                                   851,967            1,494,114
                                                                                           -----------           ----------

Long-term debt, less current portion (note 3)                                                  207,484                 --
Convertible debentures (note 4)                                                                750,000                 --
                                                                                           -----------           ----------

                   Total liabilities                                                         1,809,451            1,494,114
                                                                                           -----------           ----------

Stockholders' equity:
      Common stock, $.001 par value,  authorized  100,000,000 shares, issued and outstanding 31,248,253 and 12,325,788 shares
           in 1999 and 1998                                                                     31,249               12,326
      Preferred stock, $.001 par value, authorized 10,000,000 shares,
           issued and outstanding 3,952 and 1,050 shares in 1999 and 1998                            4                    1
      Additional paid in capital                                                             4,746,709            2,252,971
      Deficit accumulated during the development stage                                      (5,001,024)          (2,497,079)
                                                                                           -----------           ----------
                                                                                              (223,062)            (231,781)
                                                                                           -----------           ----------
Commitments (notes 3 and 4)
                   Total liabilities and stockholders' equity                              $ 1,586,389            1,262,333
                                                                                           ===========           ==========

See accompanying notes to financial statements.

                                          ACCESS POWER, INC.
                                     (A Development Stage Company)

                                       STATEMENTS OF OPERATIONS

    For the years ended December 31, 1999 and 1998 and the cumulative period from October 10, 1996
                             (date of inception) through December 31, 1999

                                                                                    For the Period
                                                                                    October 10, 1996
                                                                                         Through
                                                       1999              1998       December 31, 1999
                                                   ------------      -----------    -----------------
Revenue:
     Product sales                                 $      9,450          214,431          223,881
     Services                                           170,601           53,519          224,120
                                                   ------------      -----------      -----------

             Total revenue                              180,051          267,950          448,001
                                                   ------------      -----------      -----------

Costs and expenses:
     Cost of sales                                        2,955          161,650          164,605
     Product development and marketing                1,015,737          731,672        1,784,893
     General and administrative                       1,642,134        1,315,600        3,352,107
                                                   ------------      -----------      -----------

             Total costs and expenses                 2,660,826        2,208,922        5,301,605
                                                   ------------      -----------      -----------

     Loss from operations                            (2,480,775)      (1,940,972)      (4,853,604)

Other income (expense):
     Interest income                                       --                407            2,295
     Interest expense                                   (16,290)        (124,375)        (142,839)
     Loss on disposal of equipment                       (6,880)            --             (6,880)
                                                   ------------      -----------      -----------

             Total other income (expense)               (23,170)        (124,375)        (147,420)

             Net loss                              $ (2,503,945)      (2,065,347)      (5,001,024)
                                                   ============      ===========      ===========

             Net loss per share                    $      (0.10)           (0.18)           (0.31)
                                                   ============      ===========      ===========

             Weighted average number of shares       25,174,029       11,776,511       16,110,885
                                                   ============      ===========      ===========


See accompanying notes to financial statements.

                                                    ACCESS POWER, INC.
                                              (A Development Stage Company)

                                            STATEMENT OF STOCKHOLDERS' EQUITY

                                    For the years ended December 31, 1999 and 1998 and
                                            the period from October 10, 1996
                                      (date of inception) through December 31, 1999


                                                                         Common Stock               Preferred Stock
                                                                  ---------------------------- ---------------------------
                                                       Date            Shares        Amount       Shares       Amount
                                                   ------------ ---------------- ------------- ------------ --------------
Common stock issued to founding directors                             8,000,000        8,000        --              --
Net loss                                                                   --           --          --              --
                                                   -----------       ----------       ------      ------      -----------

Balances at December 31, 1996                                         8,000,000        8,000        --              --

Common stock issued for cash                       5/23/97              750,000          750        --              --
Common stock issued for cash                       6/30/97            1,000,000        1,000        --              --
Common stock issued for cash                       7/97 - 10/97       1,734,000        1,734        --              --
Stock issuance cost                                                        --           --          --              --
Net loss                                                                   --           --          --              --
                                                   -----------       ----------       ------      ------      -----------

Balances at December 31, 1997                                        11,484,000       11,484        --              --

Preferred stock issued for cash                    5/98                    --           --         1,000               1
Common stock issued as additional interest         2/2/98                50,000           50        --              --
Common stock issued as additional interest         2/19/98              125,000          125        --              --
Common stock issued as finder's fee                2/19/98               75,000           75        --              --
Common stock issued for services                   2/98                  25,000           25        --              --
Common stock issued for cash                       9/24/98               50,000           50        --              --
Preferred stock issued for cash                    11/98                   --           --           100            --
Common stock issued for finder's fee               11/98                 60,857           61        --              --
Preferred stock issued for cash                    12/98                   --           --            25            --
Common stock issued for investment banking fee     12/98                 30,000           30        --              --
Conversion of preferred stock to common stock      12/98                425,931          426         (75)           --
Net loss                                                                   --           --          --              --
                                                                     ----------       ------      ------      -----------
Balances at December 31, 1998                                        12,325,788       12,326       1,050              1
                                                                     ----------       ------      ------      -----------

Common stock issued for cash                       6/99               3,745,000        3,745        --              --
Preferred stock issued for cash                    1/99                    --           --            75            --
Common stock issued for finder's fee               1/99                  25,777           26        --              --
Common stock issued for services                   6/99               3,207,950        3,208        --              --
Common stock issued as additional interest         12/99                144,204          144        --              --
Common stock issued to retire debt                 4/99                 400,000          400        --              --
Common issued on convertible debentures            12/99              2,464,691        2,465        --              --
Common stock converted to preferred                9/99              (3,952,000)      (3,952)      3,952               4
Preferred stock converted to common stock          1/99 - 4/99       12,886,843       12,887      (1,125)             (1)
Net loss                                                                   --           --          --              --
                                                                     ----------       ------      ------      -----------
Balances at December 31, 1999                                        31,248,253       31,249       3,952               4
                                                                     ==========       ======      ======      ==========


                                                    ADDITIONAL                         TOTAL
                                                     PAID IN         ACCUMULATED   STOCKHOLDERS'
                                                     CAPITAL           DEFICIT        EQUITY
                                                   -----------       ----------    -----------
Common stock issued to founding directors              (7,200)           --               800
Net loss                                                 --            (5,701)         (5,701)
                                                   ----------      ----------      ----------

Balances at December 31, 1996                          (7,200)         (5,701)         (4,901)

Common stock issued for cash                           35,000            --            35,750
Common stock issued for cash                          100,000            --           101,000
Common stock issued for cash                          854,573            --           856,307
Stock issuance cost                                   (75,000)           --           (75,000)
Net loss                                                 --          (426,438)       (426,438)
                                                   ----------      ----------      ----------

Balances at December 31, 1997                         907,373        (432,139)        486,718

Preferred stock issued for cash                       999,999            --         1,000,000
Common stock issued as additional interest             29,950            --            30,000
Common stock issued as additional interest             84,250            --            84,375
Common stock issued as finder's fee                    24,925            --            25,000
Common stock issued for services                       27,163            --            27,188
Common stock issued for cash                           24,950            --            25,000
Preferred stock issued for cash                       100,000            --           100,000
Common stock issued for finder's fee                   19,817            --            19,878
Preferred stock issued for cash                        25,000            --            25,000
Common stock issued for investment banking fee          9,970            --            10,000
Conversion of preferred stock to common stock            (426)           --              --
Net loss                                                 --        (2,064,940)     (2,064,940)
                                                   ----------      ----------      ----------
Balances at December 31, 1998                       2,252,971      (2,497,079)       (231,781)
                                                   ----------      ----------      ----------

Common stock issued for cash                        1,282,455            --         1,286,200
Preferred stock issued for cash                        75,000            --            75,000
Common stock issued for finder's fee                    6,418            --             6,444
Common stock issued for services                      621,831            --           625,039
Common stock issued as additional interest             19,837            --            19,981
Common stock issued to retire debt                     49,600            --            50,000
Common issued on convertible debentures               447,535            --           450,000
Common stock converted to preferred                     3,948            --              --
Preferred stock converted to common stock             (12,886)           --              --
Net loss                                                 --        (2,503,945)     (2,503,945)
                                                   ----------      ----------      ----------

Balances at December 31, 1999                       4,746,709      (5,001,024)       (223,062)
                                                   ==========      ==========      ==========

See accompanying notes to financial statements.

                                                     ACCESS POWER, INC.
                                               (A Development Stage Company)

                                                  STATEMENTS OF CASH FLOWS

                          For the years ended December 31, 1999 and 1998 and the cumulative period from October 10, 1996 (date of inception) through December 31, 1999


                                                                                                           For the Period
                                                                                                          October 10, 1996
                                                                                                               Through
                                                                          1999                1998        December 31, 1999
                                                                      -----------         -----------     ----------------
Cash flows from operating activities:
     Net loss                                                         $(2,503,945)        (2,064,940)        (5,001,024)
     Adjustments to reconcile net loss to net cash
         used in operating activities:
           Depreciation and amortization                                  204,323            321,806            553,142
           Loss on disposal of property and equipment                       6,880             26,461             33,341
           Stock issued for services                                      631,483            196,441            827,924
           Stock issued for interest                                       19,981               --               19,981
           Change in operating assets and liabilities:
                Accounts receivable                                      (150,265)           (19,549)          (179,410)
                Accounts payable and accrued expenses                    (173,025)         1,373,628          1,200,953
                Other assets                                             (263,638)            (3,166)          (286,804)
                Inventory                                                     (30)             8,230            (21,800)
                                                                      -----------         ----------         ----------
                     Net cash used in operating activities             (2,228,236)          (161,089)        (2,853,697)
                                                                      -----------         ----------         ----------

Cash flows from investing activities:
     Proceeds from sale of property and equipment                          12,050             40,270             52,320
     Purchase of property and equipment                                   (50,864)        (1,153,416)        (1,590,719)
     Note receivable, stockholders                                       (425,209)            (6,695)          (456,000)
                                                                      -----------         ----------         ----------

                     Net cash used in investing activities               (464,023)        (1,119,841)        (1,994,399)
                                                                      -----------         ----------         ----------

Cash flows from financing activities:
     Proceeds from issuance of stock                                    1,861,200          1,150,000          3,930,057
     Proceeds from issuance of notes payable                            1,575,000            110,000          1,705,025
     Principal payments on notes payable                                 (563,212)              --             (573,101)
                                                                      -----------         ----------         ----------

                     Net cash provided by financing activities          2,872,988          1,260,000          5,061,981
                                                                      -----------         ----------         ----------

                     Net change in cash                                   180,729            (20,930)           213,885

Cash, at beginning of period                                               33,156             54,086               --
                                                                      -----------         ----------         ----------

Cash at end of period                                                 $   213,885             33,156            213,885
                                                                      ===========         ==========         ==========

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999


(1)      Summary of Significant Accounting Policies
         ------------------------------------------

         (a)  Nature of Development Stage Operations
              --------------------------------------

              Access Power, Inc., (API or the Company) was formed on October 10, 1996. The Company offers Internet Telephony (IT) which will provide advanced computer telephony solutions to the global consumer market place, with an emphasis on marketing to international carriers and consumers.

              Operations of the Company through the date of these financial statements have been devoted primarily to product development and marketing, raising capital, and administrative activities.

         (b)  Property and Equipment
              ----------------------

              Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets which range from three to five years, using the straight-line method.

         (c)  Intangible Assets
              -----------------

              Organization costs are amortized over a five-year period using the straight-line method and are included in other assets in the accompanying balance sheet.

         (d)  Income Taxes
              ------------

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.



                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999


 (1),  CONTINUED

              Development stage operations for the period ended December 31, 1999 resulted in a net operating loss. It is uncertain whether any tax benefit of net operating loss will be realized in future periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements. At December 31, 1999, the Company has net operating loss carryforwards of approximately $5,000,000 which will expire in years beginning in 2011. A valuation allowance equal to the tax benefit of the net operating loss has been established, since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements

         (e)  Financial Instruments Fair Value, Concentration of Business and
              ---------------------------------------------------------------
              Credit Risks
              ------------

              The carrying amount reported in the balance sheet for cash, accounts and notes receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheet for notes payable approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts and notes receivable which amounts to approximately $635,000. The Company performs periodic credit evaluations of its trade customers and generally does not require collateral. The notes receivable consist primarily of amounts due from employees from the exercise of stock options. The notes are due no later than May 1, 2000. Currently, all of the Company's hardware and software is purchased from one supplier, however, management believes there are other alternatives to this supplier.

         (f)  Use of Estimates
              ----------------

              Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999


(1),  CONTINUED

        (f)   Cash Flows
              ----------

              For purposes of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

        (h)   Prepaid Offering Costs
              ----------------------

              Prepaid offering costs represent direct costs and expenses incurred in connection with the offering of securities. Upon completion of the offering, such amounts are offset against the proceeds from the offering, in the event of an offering of equity securities, and capitalized and amortized using the interest method in the event of an offering of debt securities.

        (i)   Revenue Recognition
              -------------------

              The principal sources of revenues are expected to be internet telephone charges which will be recognized as incurred. The Company is presently operating in this one business segment and only in the United States.

        (j)   Loss Per Common Share
              ---------------------

              Earnings per common share have been computed based upon the weighted average number of common shares outstanding during the years presented. Common stock equivalents resulting from the issuance of the stock options have not been included in the per share calculations because such inclusion would not have a material effect on earnings per common share.

        (k)   Software and Development Costs
              ------------------------------

              The Company capitalizes purchased software which is ready for service and software development costs incurred from the time technological feasibility of the software is established until the software is ready for use to provide services to customers. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred.

              The carrying value of software and development costs that have been capitalized is regularly reviewed by the Company, and a loss is recognized when the net realizable value falls below the unamortized cost.
                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999


(1),  CONTINUED

        (l)   STOCK-BASED COMPENSATION

              During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". This pronouncement establishes financial accounting and reporting standards for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Such treatment is required for non-employee stock-based compensation. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees". Accordingly,
              compensation expense for employee stock options or warrants is measured as the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to require the stock. SFAS 123 requires companies electing to continue using the intrinsic value method to make certain pro forma disclosures (see Note 6).

        (m)   Preferred Stock
              ---------------

              The Company's redeemable convertible preferred stock has the following provisions:

                   o The shares shall be redeemable, at the option of the of the Company, at a stated redemption price of $1,500 per share.

                   o Each share of preferred stock is convertible into that number of shares of the Company calculated by dividing $1,000 by the lower of 65% of the average closing bid price of the Company for the five trading days prior to conversion or 75% of the closing bid price on the first day the funds from the preferred stock offering are available.

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999


(2)      Property and Equipment
         ----------------------

         Property and equipment consist of the following at December 31,:

                                                                                     1999            1998
                                                                                 -----------      ---------
             Office furniture and equipment                                      $    59,908         59,908
             Computer hardware                                                       485,007      1,172,339
             Computer software                                                       278,769        227,905
                                                                                 -----------      ---------
                                                                                     823,684      1,460,152
                    Less accumulated depreciation and amortization                   384,028        328,681
                                                                                 -----------      ---------
                                                                                 $   439,656      1,131,471
                                                                                 ===========      =========

(3)     Notes Payable
        -------------

Notes payable consist of the following at December 31,:

                                                                                      1999           1998
                                                                                 -----------      ---------
             Promissory  notes to stockholders  bearing  interest at 6%
              - 8% payable on demand.  Unsecured                                 $    26,440         20,136

             Note payable to individual,  bearing  interest at 12%,
             payable upon capital financing of the Company in excess
             of $3,000,000
                                                                                        --          100,000

             Note payable to vendor bearing  interest at 10%, payable in monthly installments of $18,236 through December, 2001
             Note is a result of the  settlement  of litigation in which the vendor agreed to reduce  the price of purchased computer
             hardware by approximately $636,000
                                                                                     350,000           --
                                                                                 -----------      ---------
                                                                                     376,440        120,136
                    Less current portion                                             168,956        120,136
                                                                                 -----------      ---------
                    Long-term debt, less current portion                         $   207,484           --
                                                                                 ===========      =========

(4)      6% Convertible Debenture
         ------------------------

         $1,000,000 and $200,000 and 6% Convertible Debentures were sold on September 30, 1999 and December 30, 1999 respectively. They are convertible into common stock by dividing each $100,000 debenture by the lower of 75% of the average of the three lowest closing bid prices during the preceding 22 trading days or 110% of such average price on September 30, 1999 ($0.42), subject to certain adjustments. As of December 31, 1999, $450,000 of the Convertible Debentures had been converted into 2,496,895 common shares including shares converted representing accrued interest to the conversion dates.

                                  ACCESS POWER,
                       INC. (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999


(5)      Commitments
         -----------

         The Company leases its office space under a non-cancellable operating lease with a remaining term of one year. Future minimum payments under this lease are as follows:

                             Year                      Amount
                             ----                      ------
                             2000                      21,500

Rent expense for the years ended December 31, 1999 and 1998 amounted to $48,982 and 50,817, respectively.

(6)      Stock Options
         -------------

         In 1997, the Company  established  an incentive  stock option plan (the
         Plan) to provide an incentive to key employees of the Company who are in a position to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining employees of outstanding ability and to encourage ownership of shares by employees. The Plan was amended in March, 1998 to increase the number of shares available for issuance thereunder from 1,000,000 to 2,500,000 shares. Total options granted through December 31, 1999 amounted to 2,100,500 at an average price of $.33.

         The Plan is designed to serve as an incentive for retaining qualified and competent employees. The Company's Board of Directors, or a committee thereof, administers and interprets the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. The per share exercise price of options granted under the Plan will not be less than the fair market value of the common stock on the date of grant. Options granted under the Plan will be exercisable after the period or periods specified in the option agreement. The Board may, in its sole discretion, accelerate the date on which any option may be exercised. Options granted under the Plan are not exercisable after the expiration of ten years from the date of grant and are nontransferable other than by will or by the laws of descent and distribution. The Company recognizes compensation expense for options granted under the Plans based on the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to acquire the stock. No compensation cost has been recognized for employee stock options which had been granted to date. Had compensation cost for the Plans been determined based on the fair value at the date of grant for awards under those Plans, consistent with the method prescribed by SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:

                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999



(6),       CONTINUED

                                                                                                                 For the period
                                                                                                                October 10, 1996
                                                            Year ended                 Year ended                    through
                                                         December 31, 1999         December 31, 1998            December 31, 1999
                                                         -----------------         -----------------            -----------------
            Pro forma net loss:
                      As reported                           $(2,503,945)               (2,064,940)                  (5,001,024)
                      Pro forma                              (2,558,934)               (2,132,712)                  (5,123,785)

            Pro forma net loss per share
                       As reported                                (0.10)                    (0.18)                       (0.31)
                       Pro forma                                  (0.10)                    (0.18)                       (0.32)

           The fair value of each option granted under the Plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999 and 1998: no dividend yield; expected volatility of the underlying stock of 90%, risk-free interest rate of 4.98% and 5.27%, respectively, covering the related option period; and expected lives of the options of 10 years based on the related option period.

                               ACCESS POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                 As of September 30, 2000 and December 31, 1999

                                                                    September 30,          December 31,
                                                                         2000                  1999
                                                                     -----------           -----------
ASSETS                                                                (unaudited)
------
CURRENT ASSETS:
   Cash                                                              $   185,830           $   213,885
   Accounts receivable                                                   134,304               179,410
   Notes receivable                                                      415,600               456,000
   Prepaid expense                                                       673,359               263,638
   Inventory                                                              21,800                21,800
                                                                     -----------           -----------
       TOTAL CURRENT ASSETS                                            1,430,893             1,134,733
                                                                     -----------           -----------

Property and equipment, net                                              673,658               439,656

Other assets                                                               9,000                12,000
                                                                     -----------           -----------
       TOTAL ASSETS                                                  $ 2,113,551           $ 1,586,389
                                                                     ===========           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                             $ 1,175,390           $   683,011
   Notes payable                                                            --                 168,956
                                                                     -----------           -----------
TOTAL CURRENT LIABILITIES                                              1,175,390               851,967

Long - term debt, less current portion                                      --                 207,484
Convertible debentures                                                   625,000               750,000
                                                                     -----------           -----------

       TOTAL LIABILITIES                                               1,800,390             1,809,451
                                                                     -----------           -----------

SHAREHOLDERS' EQUITY:
   Common stock, $.001 par value, 100,000,000 shares                      31,249                49,816
authorized, 21,293,233 and 31,248,253 shares issued and
outstanding in 2000 and 1999 respectively


   Preferred stock, $.001 par value, 10,000,000 shares                      --                       4
authorized, none and 3,952 shares issued and outstanding in
2000 and 1999 respectively
   Additional paid in capital                                          8,891,583             4,746,709
   Deficit accumulated during the development stage                   (8,628,238)           (5,001,024)
                                                                     -----------           -----------
TOTAL SHAREHOLDERS' EQUITY                                           $   313,161              (223,062)
                                                                     -----------           -----------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $ 2,113,551           $ 1,586,389
                                                                     ===========           ===========

                               ACCESS POWER, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

        For the three months and nine months ended September 30, 2000 and
              1999 and the cumulative period from October 10, 1996
                 (date of inception) through September 30, 2000
                                   (unaudited)


                                                                                                                  For the Period
                                                                                                                   October 10,
                                                                                                                       1996
                                              Three Months Ended                   Nine Months Ended                 Through
                                                 September 30,                       September 30,                September 30,
                                        --------------------------------    ---------------------------------
                                            2000               1999              2000              1999                2000
                                        --------------     -------------    ---------------    --------------     ---------------

REVENUE:
  Software/hardware sales                $    -              $    1,050        $   -             $      9,450        $    223,881
  Telecommunication services                   66,709            50,599             320,876            69,999             544,996
                                        --------------     -------------    ---------------    --------------     ---------------
     Total revenue                             66,709            51,649             320,876            79,449             768,877
                                        --------------     -------------    ---------------    --------------     ---------------

COSTS AND EXPENSES:
   Cost of sales                              -                     315             -                   2,955             164,605
   Product development and marketing          904,129           205,444           2,311,000           851,037           4,095,893
   General and administrative                 390,385           391,859           1,542,634           938,142           4,894,741
                                        --------------     -------------    ---------------    --------------     ---------------
     Total costs and expenses               1,294,514           597,618           3,853,634         1,792,134           9,155,239
                                        --------------     -------------    ---------------    --------------     ---------------

Loss from operations                       (1,277,805)        (545,969)         (3,532,758)       (1,712,685)          (8386,362)

OTHER INCOME (EXPENSE):
   Interest income                            -                   (318)             -                 (7,198)                2,95
   Interest expense                          (56,344)           (2,833)            (94,456)           (7,333)           (237,291)
   Loss on disposal of equipment              -                -                    -                 -                   (6,880)
                                        --------------     -------------    ---------------    --------------     ---------------
     Total other income (expense)            (56,344)           (3,151)            (94,456)          (14,531)           (241,876)
                                        --------------     -------------    ---------------    --------------     ---------------

     Net loss                            $(1,284,149)        $(549,120)        $(3,627,214)      $(1,727,216)        $(8,628,238)
                                        ==============     =============    ===============    ==============     ===============
Net loss per share                            $(0.03)           $(0.02)             $(0.09)           $(0.07)            $(.0.40)
                                        ==============     =============    ===============    ==============     ===============
Weighted average number of shares          43,971,501        31,386,691          39,749,871        24,126,030          21,815,055
                                        ==============     =============    ===============    ==============     ===============

                                                    ACCESS POWER, INC.
                                              (A Development Stage Company)

                                            STATEMENT OF STOCKHOLDERS' EQUITY

                                    For the years ended December 31, 1999 and 1998 and
                                            the period from October 10, 1996
                                      (date of inception) through December 31, 1999


                                                                         Common Stock               Preferred Stock
                                                                  ---------------------------- ---------------------------
                                                       Date            Shares        Amount       Shares       Amount
                                                   ------------ ---------------- ------------- ------------ --------------
Common stock issued to founding directors                             8,000,000        8,000        --              --
Net loss                                                                   --           --          --              --
                                                   -----------       ----------       ------      ------      -----------

Balances at December 31, 1996                                         8,000,000        8,000        --              --

Common stock issued for cash                       5/23/97              750,000          750        --              --
Common stock issued for cash                       6/30/97            1,000,000        1,000        --              --
Common stock issued for cash                       7/97 - 10/97       1,734,000        1,734        --              --
Stock issuance cost                                                        --           --          --              --
Net loss                                                                   --           --          --              --
                                                   -----------       ----------       ------      ------      -----------

Balances at December 31, 1997                                        11,484,000       11,484        --              --

Preferred stock issued for cash                    5/98                    --           --         1,000               1
Common stock issued as additional interest         2/2/98                50,000           50        --              --
Common stock issued as additional interest         2/19/98              125,000          125        --              --
Common stock issued as finder's fee                2/19/98               75,000           75        --              --
Common stock issued for services                   2/98                  25,000           25        --              --
Common stock issued for cash                       9/24/98               50,000           50        --              --
Preferred stock issued for cash                    11/98                   --           --           100            --
Common stock issued for finder's fee               11/98                 60,857           61        --              --
Preferred stock issued for cash                    12/98                   --           --            25            --
Common stock issued for investment banking fee     12/98                 30,000           30        --              --
Conversion of preferred stock to common stock      12/98                425,931          426         (75)           --
Net loss                                                                   --           --          --              --
                                                                     ----------       ------      ------      -----------
Balances at December 31, 1998                                        12,325,788       12,326       1,050              1
                                                                     ----------       ------      ------      -----------

Common stock issued for cash                       6/99               3,745,000        3,745        --              --
Preferred stock issued for cash                    1/99                    --           --            75            --
Common stock issued for finder's fee               1/99                  25,777           26        --              --
Common stock issued for services                   6/99               3,207,950        3,208        --              --
Common stock issued as additional interest         12/99                144,204          144        --              --
Common stock issued to retire debt                 4/99                 400,000          400        --              --
Common issued on convertible debentures            12/99              2,464,691        2,465        --              --
Common stock converted to preferred                9/99              (3,952,000)      (3,952)      3,952               4
Preferred stock converted to common stock          1/99-4/99         12,886,843       12,887      (1,125)             (1)
Net loss                                                                   --           --          --              --
                                                                     ----------       ------      ------      -----------
Balances at December 31, 1999                                        31,248,253       31,249       3,952               4
                                                                     ==========       ======      ======      ==========


 Conversion preferred to common                    1/00               3,952,000        3,952      (3,952)             (4)

 Common stock issued on exercise of employee
    stock options                                  1/00-3/00            632,000          632
 Common stock issued on conversion of debentures   1/00               2,033,896        2,034
 Common stock issued for interest                  1/00                  28,180           28
 Common stock issued on exercise of warrant        1/00-2/00            600,000          600
 Common s6tock issued on exercise of stock option  1/00                  50,000           50
                                                                     ----------       ------      ------      ----------
Balances at March 31, 2000                                           38,544,329       38,545        --             --
                                                                     ==========       ======      ======      ==========

Common stock issued on conveersion of debentures   4/00-6/00          2,706,897        2,707
Common stock issued for interest                   4/00-6/00             42,007           41
                                                                     ----------       ------      ------      ----------
Balances at June 30, 2000                                            41,293,233       41,294        --
                                                                     ----------       ------      ------      ----------

 Common stock issued on conversion of debentures     7/00             2,454,014        2,453
                                                                     ----------       ------      ------      ----------
 Common stock issued for interest                    7/00                64,785           65
                                                                     ----------       ------      ------      ----------
 Common stock issued on conversion of debentures     8/00             2,902,856        2,902
                                                                     ----------       ------      ------      ----------
 Common stock issued for interest                    8/00                94,353           94
                                                                     ----------       ------      ------      ----------
 Common stock issued on conversion of debentures     9/00             2,320,684        2,321
                                                                     ----------       ------      ------      ----------
 Common stock issued for interest                    9/00                77,723           77
                                                                     ----------       ------      ------      ----------
 Common stock issued for services                    9/00               620,000          620
                                                                     ----------       ------      ------      ----------
Net loss
                                                                     ----------       ------      ------      ----------
Balances at September 30, 2000                                        49,827,647       49,816
                                                                     ----------       ------      ------      ----------

                                                    ADDITIONAL                         TOTAL
                                                     PAID IN         ACCUMULATED   STOCKHOLDERS'
                                                     CAPITAL           DEFICIT        EQUITY
                                                   -----------       ----------    -----------
Common stock issued to founding directors              (7,200)           --               800
Net loss                                                 --            (5,701)         (5,701)
                                                   ----------      ----------      ----------

Balances at December 31, 1996                          (7,200)         (5,701)         (4,901)

Common stock issued for cash                           35,000            --            35,750
Common stock issued for cash                          100,000            --           101,000
Common stock issued for cash                          854,573            --           856,307
Stock issuance cost                                   (75,000)           --           (75,000)
Net loss                                                 --          (426,438)       (426,438)
                                                   ----------      ----------      ----------

Balances at December 31, 1997                         907,373        (432,139)        486,718

Preferred stock issued for cash                       999,999            --         1,000,000
Common stock issued as additional interest             29,950            --            30,000
Common stock issued as additional interest             84,250            --            84,375
Common stock issued as finder's fee                    24,925            --            25,000
Common stock issued for services                       27,163            --            27,188
Common stock issued for cash                           24,950            --            25,000
Preferred stock issued for cash                       100,000            --           100,000
Common stock issued for finder's fee                   19,817            --            19,878
Preferred stock issued for cash                        25,000            --            25,000
Common stock issued for investment banking fee          9,970            --            10,000
Conversion of preferred stock to common stock            (426)           --              --
Net loss                                                 --        (2,064,940)     (2,064,940)
                                                   ----------      ----------      ----------
Balances at December 31, 1998                       2,252,971      (2,497,079)       (231,781)
                                                   ----------      ----------      ----------

Common stock issued for cash                        1,282,455            --         1,286,200
Preferred stock issued for cash                        75,000            --            75,000
Common stock issued for finder's fee                    6,418            --             6,444
Common stock issued for services                      621,831            --           625,039
Common stock issued as additional interest             19,837            --            19,981
Common stock issued to retire debt                     49,600            --            50,000
Common issued on convertible debentures               447,535            --           450,000
Common stock converted to preferred                     3,948            --              --
Preferred stock converted to common stock             (12,886)           --              --
Net loss                                                 --        (2,503,945)     (2,503,945)
                                                   ----------      ----------      ----------

Balances at December 31, 1999                       4,746,709      (5,001,024)       (223,062)
                                                   ==========      ==========      ==========

Conversion preferred to common                         (3,948)                        122,220

 Common stock issued on exercise of employee
    stock options                                     121,588                         750,000
 Common stock issued on conversion of debentures      747,966                          10,392
 Common stock issued for interest                      10,364                          47,000
 Common stock issued on exercise of warrant            46,400                          25,000
 Common s6tock issued on exercise of stock option      24,950      (1,171,449)     (1,171,449)
                                                   ----------      ----------      ----------
Balances at March 31, 2000                          5,694,029      (6,172,473)       (439,899)
                                                   ==========      ==========      ==========

Common stock issued on conversion of debentures     1,042,292                       1,045,000
Common stock issued for interest                       16,315                          16,356
                                                                   (1,171,616)      (1,171,616)
                                                   ----------      ----------      ----------
Balances at June 30, 2000                           6,752,636      (7,344,089)       (550,159)

 Common stock issued on conversion of debentures      797,547                         800,000
 Common stock issued for interest                      19,800                          19,865
 Common stock issued on conversion of debentures      662,098                         665,000
 Common stock issued for interest                      20,783                          20,877
 Common stock issued on conversion of debentures      462,679                         465,000
 Common stock issued for interest                      15,500                          15,577
 Common stock isued for services                      160,580                         161,200
                                                   ----------      ----------      ----------
Net loss                                                           (1,284,149)     (1,284,149)
                                                   ----------      ----------      ----------
Balances at September 30, 2000                      8,891,583      (8,628,238)        313,161
                                                   ==========      ==========      ==========

See accompanying notes to financial statements.

                                            ACCESS POWER, INC.
                                      (A DEVELOPMENT STAGE COMPANY)

                                         STATEMENTS OF CASH FLOWS

                      For the nine months ended September 30, 2000 and 1999 and the cumulative period from October 10, 1996
                                           (date of inception)
                                        through September 30, 2000

                                                                                                     For The Period
                                                                                                   October 10, 1996
                                                                                                         Through
                                                               2000                 1999           September 30, 2000
                                                           -----------           -----------       ------------------
                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                $(3,617,214)           (1,727,216)          $(8,628,238)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
      Depreciation and amortization                            153,788               244,229               706,929
      Loss on disposal of property and equipment                  --                   6,880                33,341
      Stock issued for services                                161,200               234,983             1,036,124
      Stock issued for interest                                 76,927                14,000               103,048
      Change in operating assets and liabilities:
        Accounts receivable                                     45,106               (67,877)             (185,176)
        Accounts payable and accrued expenses                  492,379               407,876             1,742,170
        Other assets                                          (409,721)             (151,138)             (696,525)
        Inventory                                                 --                   2,955               (21,800)
                                                           -----------           -----------           -----------
           Net cash used in operating activities            (3,107,535)           (1,035,308)           (5,910,127)
                                                           -----------           -----------           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of property and equipment                   --                  10,050                52,320
   Purchase of property and equipment                         (384,790)              (48,862)           (1,973,521)
   Note receivable                                              40,400              (427,409)             (415,600)
                                                           -----------           -----------           -----------
           Net cash used in investing activities              (344,390)             (466,221)           (2,336,801)
                                                           -----------           -----------           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of stock                           3,169,220             1,411,200             7,802,274
   Proceeds from issuance of notes payable                   3,600,000             1,072,804             5,305,025
   Principal payments on notes payable                      (3,345,350)             (130,440)           (4,674,541)
                                                           -----------           -----------           -----------
           Net cash provided by financing                    3,423,870             2,353,564             8,432,758
activities
                                                           -----------           -----------           -----------

           Net change in cash                                  (28,055)              852,035               185,830

Cash, at beginning of period                                   213,885                33,156                  --
                                                           -----------           -----------           -----------

Cash at end of period                                      $   185,830           $   885,191           $   185,830
                                                           ===========           ===========           ===========

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

(a)      NATURE OF DEVELOPMENT STAGE OPERATIONS
         --------------------------------------

         Access Power, Inc., (API or the Company) was formed on October 10, 1996. The Company offers Internet Telephony (IT) which will provide advanced computer telephony solutions to the global consumer market place, with an emphasis on marketing to international carriers and consumers.

         Operations  of  the  Company   through  the  date  of  these  financial
         statements have been devoted primarily to product development and marketing, raising capital, and administrative activities.

(b)      PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment are recorded at cost and depreciated over the estimated useful lives of the assets which range from three to five years, using the straight-line method.

(c)      INTANGIBLE ASSETS
         -----------------

         Organization  costs are  amortized  over a five-year  period  using the
         straight-line   method  and  are   included  in  other  assets  in  the
         accompanying balance sheet.

(d)      INCOME TAXES
         ------------

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in the period that includes the enactment date.



                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


 (1),    CONTINUED

         Development stage operations for the period ended September 30, 2000 resulted in a net operating loss. It is uncertain whether any tax benefit of net operating loss will be realized in future periods. Accordingly, no income tax provision has been recognized in the accompanying financial statements. At September 30, 2000, the Company has net operating loss carryforwards of approximately $8,628,000 which will expire in years beginning in 2011. A valuation allowance equal to the tax benefit of the net operating loss has been established, since it is uncertain that future taxable income will be realized during the carryforward period. Accordingly, no income tax provision has been recognized in the accompanying financial statements

(e)      FINANCIAL INSTRUMENTS FAIR VALUE,  CONCENTRATION OF BUSINESS AND CREDIT
         -----------------------------------------------------------------------
         RISKS
         -----

         The carrying amount reported in the balance sheet for cash, accounts and notes receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheet for notes payable approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts and notes receivable which amounts to approximately $550,000. The Company performs periodic credit evaluations of its trade customers and generally does not require collateral. The notes receivable consist primarily of amounts due from employees from the exercise of stock options. The notes are due no later than May 1, 2001. Currently, all of the Company's hardware and software is purchased from one supplier, however, management believes there are other alternatives to this supplier.

(f)      USE OF ESTIMATES
         ----------------

         Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000

(1),     CONTINUED

(g)      CASH FLOWS
         ----------

         For purposes of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

(h)      PREPAID OFFERING COSTS
         ----------------------

         Prepaid offering costs represent direct costs and expenses incurred in connection with the offering of securities. Upon completion of the offering, such amounts are offset against the proceeds from the offering, in the event of an offering of equity securities, and capitalized and amortized using the interest method in the event of an offering of debt securities.

(i)      REVENUE RECOGNITION
         -------------------

         The principal sources of revenues are expected to be internet telephone charges which will be recognized as incurred. The Company is presently operating in this one business segment and only in the United States.

(j)      LOSS PER COMMON SHARE
         ---------------------

         Earnings per common share have been computed based upon the weighted average number of common shares outstanding during the years presented. Common stock equivalents resulting from the issuance of the stock options have not been included in the per share calculations because such inclusion would not have a material effect on earnings per common share.

(k)      SOFTWARE AND DEVELOPMENT COSTS
         ------------------------------

         The Company capitalizes purchased software which is ready for service and software development costs incurred from the time technological feasibility of the software is established until the software is ready for use to provide services to customers. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred.

         The carrying value of software and development costs that have been capitalized is regularly reviewed by the Company, and a loss is recognized when the net realizable value falls below the unamortized cost.

                                                                     (Continued)

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


(1),     CONTINUED

(l)      STOCK-BASED COMPENSATION
         ------------------------

         During 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation". This pronouncement establishes financial accounting and reporting standards for stock-based compensation. It encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Such treatment is required for non-employee stock-based compensation. The Company has chosen to continue to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees". Accordingly, compensation expense for employee stock options or warrants is measured as the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to require the stock. SFAS 123 requires companies electing to continue using the intrinsic value method to make certain pro forma disclosures (see Note 6).

(m)      PREFERRED STOCK
         ---------------

         The Company's redeemable convertible preferred stock had the following provisions:

                  o The shares were redeemable, at the option of the Company, at a stated redemption price of $1,500 per share.

                  o Each share of preferred stock was convertible into that number of shares of the Company calculated by dividing $1,000 by the lower of 65% of the average closing bid price of the Company for the five trading days prior to conversion or 75% of the closing bid price on the first day the funds from the preferred stock offering are available.

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


(1)      PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment consist of the following at September 30, 2000 and December 31, 1999:


                                                                                           2000              1999
                                                                                      ----------------  ----------------

             Office furniture and equipment                                                 $  72,747            59,908
             Computer hardware                                                                722,156           485,007
             Computer software                                                                 379237           278,769
                                                                                      ----------------  ----------------
                                                                                            1,174,140           823,684
                    Less accumulated depreciation and amortization                            500,482           384,028
                                                                                      ----------------  ----------------

                                                                                            $ 673,658           439,656
                                                                                      ================  ================

(3)      NOTES PAYABLE
         -------------

         Notes payable consist of the following at September 30, 2000 and December 31, 1999:

                                                                                          2000               1999
                                                                                     ----------------   ---------------
             Promissory notes to shareholders bearing interest at 6% - 8% payable
             on demand.  Unsecured.                                                         -                $  26,440


             Note payable to vendor bearing  interest at 10%, payable in monthly installments of $18,236 through December, 2001. Note is a result of the  settlement  of litigation in which the vendor agreed to reduce the price of purchased computer hardware by approximately $636,000.
                                                                                            -                  350,000
                                                                                     ----------------   ---------------
                                                                                            -                  376,440
                    Less current portion                                                                       168,956
                                                                                     ----------------   ---------------
                    Long-term debt, less current portion                                    -                 $207,484
                                                                                     ================   ===============

(4)      6% CONVERTIBLE DEBENTURE
         ------------------------

         $1,000,000, $200,000 and $800,000 6% Convertible Debentures were sold on September 30, 1999, December 30, 1999 and January 18, 2000
         respectively. They are convertible into common stock by dividing each $100,000 debenture by the lower of 75% of the average of the three lowest closing bid prices during the preceding 22 trading days or 110% of such average price on September 30, 1999 ($0.42), subject to certain adjustments. $2,500,000, $100,000, $100,000, $100,000 6% Convertible
         Debentures were sold on February 29, 2000, August 14, August 30 and September 2000 respectively. They are convertible into common stock by dividing each $100,000 debenture by the lower of 80% of the average of the three lowest closing

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000


(4),     CONTINUED


         bid prices during the preceding 22 trading days or 110% of such average price on February 28, 2000 ($2.20), subject to certain adjustments. As of September 30, $4,175,000 of the Convertible Debentures had been converted into 15,190,085 common shares including shares converted representing accrued interest to the conversion dates.



(5)      COMMITMENTS
         -----------

         The Company leases its office space under a non-cancelable operating lease with a remaining term of two years. Future minimum payments under this lease are as follows:

                             Year                              Amount
                             ----                              ------
                             2000                              15,439
                             2001                              61,756
                             2002                              46,317

         Rent expense for the nine months ended September 30, 2000 amounted to $39,144


(6)      STOCK OPTIONS
         -------------

         In 1997, the Company  established  an incentive  stock option plan (the
         Plan) to provide an incentive to key employees of the Company who are in a position to contribute materially to expanding and improving the Company's profits, to aid in attracting and retaining employees of outstanding ability and to encourage ownership of shares by employees. The Plan was amended in March, 1998 to increase the number of shares available for issuance thereunder from 1,000,000 to 2,500,000 shares. Total options granted through September 30, 2000 amounted to 2,100,500 at an average price of $.33. There were no incentive stock options granted during the nine months ended September 30, 2000.

         The Plan is designed to serve as an incentive for retaining qualified and competent employees. The Company's Board of Directors, or a committee thereof, administers and interprets the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. The per share exercise price of options granted under the Plan will not be less than the fair market value of the common stock on the date of grant. Options granted under the Plan will be exercisable after the period or periods specified in the option agreement. The Board may, in its sole discretion, accelerate the date on which any option may be exercised. Options granted under the

                               ACCESS POWER, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000



(6),     CONTINUED


         Plan are not exercisable after the expiration of ten years from the date of grant and are nontransferable other than by will or by the laws of descent and distribution. The Company recognizes compensation expense for options granted under the Plans based on the difference between the quoted market price of the Company's stock at the date of grant and the amount the employee must pay to acquire the stock. No compensation cost has been recognized for employee stock options which had been granted to date. Had compensation cost for the Plans been determined based on the fair value at the date of grant for awards under those Plans, consistent with the method prescribed by SFAS 123, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below:


                                                                                                For the period
                                                                                               October 10, 1996
                                         Nine months ended             Year ended                  through
                                       September 30, 2000(a)       DECEMBER 31, 1999          September 30, 2000
                                       ---------------------       -----------------          ------------------
         Pro forma net loss:
             As reported                        $(3,627,214)            $(2,503,945)                  (7,344,089)
             Pro forma                           (3,627,214)             (2,558,934)                  (7,466,850)

         Pro forma net loss per share
             As reported                              (0.09)                  (0.10)                       (0.37)
             Pro forma                                (0.09)                  (0.10)                       (0.37)

         The fair value of each option granted under the Plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1999: no dividend yield; expected volatility of the underlying stock of 90%, risk-free interest rate of 4.98% and 5.27%, respectively, covering the related option period; and expected lives of the options of 10 years based on the related option period.

         (a) There were no incentive stock options granted during the nine months ended September 30, 2000.

============================================================================================================================
         NO  DEALER,  SALESPERSON,  OR OTHER  PERSON HAS BEEN                    44,955,679 SHARES COMMON STOCK
AUTHORIZED   TO  GIVE   ANY   INFORMATION   OR  TO  MAKE  ANY
REPRESENTATIONS   OTHER   THAN   THOSE   CONTAINED   IN  THIS                    1,000,000 COMMON STOCK WARRANTS
PROSPECTUS  IN  CONNECTION   WITH  THE  OFFER  MADE  BY  THIS
PROSPECTUS  AND,  IF  GIVEN  OR  MADE,  SUCH  INFORMATION  OR
REPRESENTATIONS  MUST  NOT BE  RELIED  UPON  AS  HAVING  BEEN                          ACCESS POWER, INC.
AUTHORIZED  BY ACCESS  POWER,  INC.  NEITHER THE  DELIVERY OF
THIS  PROSPECTUS NOR ANY SALE MADE HEREUNDER  SHALL UNDER ANY
CIRCUMSTANCES  CREATE AN  IMPLICATION  THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF ACCESS  POWER,  INC.  SINCE THE DATE                          __________________
HEREOF OR THAT THE  INFORMATION  HEREIN IS  CORRECT AS OF ANY
TIME  SUBSEQUENT  TO  THE  DATE  OF  THIS  PROSPECTUS.   THIS                              PROSPECTUS
PROSPECTUS  DOES  NOT  CONSTITUTE  AN  OFFER  TO  SELL  OR  A                          __________________
SOLICITATION  OF AN  OFFER  TO  BUY  ANY  OF  THE  SECURITIES
OFFERED  HEREBY BY ANYONE IN ANY  JURISDICTION  IN WHICH SUCH
OFFER OR  SOLICITATION  IS NOT  AUTHORIZED  OR IN  WHICH  THE
PERSON MAKING SUCH OFFER OR  SOLICITATION IS NOT QUALIFIED TO
DO SO OR TO ANYONE TO WHOM IT IS  UNLAWFUL TO MAKE SUCH OFFER
OR SOLICITATION.


                      TABLE OF CONTENTS
ITEM                                               PAGE
----                                               ----
Summary.............................................3
Cautionary Statement About
   Forward-Looking Statements.......................6
Summary Financial Data..............................7
Risk Factors........................................8
Capitalization.....................................16
Dividend Policy....................................16                                   December __, 2000
Business...........................................17
Management's Discussion and
    Analysis of Financial Condition
    and Results of Operations......................24
Management.........................................28
Certain Market Information.........................31
Principal and Selling Shareholders.................32
Selling Warrant Holders............................34
Plan of Distribution...............................34
Investment Agreement...............................38
Shares Eligible for Future Sale....................41
Description of Capital Stock.......................42
Description of Warrants............................45
Description of 6% Convertible
   Debentures......................................45
Transfer Agent.....................................45
Legal Matters......................................46
Experts............................................46
Additional Information.............................46
Index to Financial Statements.....................F-1
===========================================================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by us in connection with the issuance and distribution of the shares of common stock.

Securities and Exchange Commission Registration Fee................. $ 1,631.89
NASD Filing Fees and Blue Sky Fees and Expenses.....................       0.00
Printing and Engraving Expenses.....................................     250.00
Legal Fees and Expenses.............................................  15,000.00
Accounting Fees and Expenses........................................     250.00
                                                                      ---------
         Total    .................................................. $17,131.89
                                                                      =========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933.

         On August 4, 1997, we borrowed $200,000 from a bridge lender, an accredited investor, and issued thereto bridge notes for the principal amount at an interest rate of 12% percent per annum, payable monthly. In partial consideration for making such loan, we also issued 100,000 shares of common stock to the bridge lender. Exemption from registration for this sale is claimed under Rule 504 of Regulation D, which does not require investors to be accredited or sophisticated. We sold the shares through officers and directors and did not use the services of a selling agent.

         On February 2, 1998, we borrowed $100,000 from a bridge lender, an accredited investor, and issued thereto bridge notes for the principal amount at an interest rate of 1 percent per month simple interest. In partial consideration for making such loan, we also issued 50,000 shares of common stock. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to us. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Securities Act of 1933. We sold the shares through officers and directors and did not use the services of a selling agent.

         On February 19, 1998, we borrowed $200,000 from a bridge lender, an accredited investor, and issued thereto bridge notes for the principal amount at an interest rate of 10% percent per annum, payable monthly. In partial consideration for making such loan, we also issued 125,000 shares of common stock to the bridge lender. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to us. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Securities Act of 1933. Olympus Capital, Inc. acted as the exclusive placement agent in connection with the bridge financing and received a finder's fee in the amount of 75,000 shares of common stock in connection with such sale.

         On March 23, 1998, the Inman Company was issued 25,000 warrants in consideration for providing financial consulting services to us. Exemption from registration for this sale is claimed under

Rule 506 of Regulation D.

         In a private placement which was commenced and completed in May, 1998, we sold 1,000 shares of Preferred Stock, Series A, at an offering price of $1,000 per share. Exemption from registration for this sale is claimed under Rule 506 of Regulation D because of the limited number of participants in the transaction and the relationship of such participants to the Company. Sales of securities in these offerings were made only to persons who were "accredited investors" within the meaning of Rule 501 promulgated under the Act. In addition, all such participants agreed to acquire their securities for investment and not with a view to the distribution thereof, and the certificates representing the securities issued to each such participant contained a legend to the effect that such securities are not registered under the Act and may not be transferred except pursuant to a registration statement which has become effective under the Securities Act of 1933, or an exemption from such registration requirement. Stop transfer instructions have been given to the Company's transfer agent with respect to such securities. The issuance of such securities was not underwritten, and no commissions or other remuneration were paid or given, directly or indirectly, in connection with such sales.

         We raised $75,000 in January 1999 from the sales of a total of 75 shares of Series A Preferred Stock for $1,000 per share. In connection with one of these sales, we also issued 27,777 shares of common stock as a finder's fee and recognized expense of $7,500 and an increase to capital stock of the same amount. We received $150,000 as a good faith deposit with the letter of intent and issued 1,500,000 shares of common stock in return to the investor.

         On March 4, 1999, we issued 2,100,000 shares of restricted common stock to Norrstar Advertising, Inc., in consideration for public relations services rendered to us. Our contract with Norrstar was terminated on September 25, 1999, and we cancelled 1,810,000 shares of common stock owned by Norrstar. Exemption from registration for this issuance is claimed under Section 4(2) of the Securities Act of 1933.

         In April of 1999, we issued 512,000 shares of common stock in exchange for a debt repayment and the interest due on the debt. We issued 2,630,000 shares of common stock upon the exercise of employee stock options for $1,257,100. In September of 1999, we issued $1,000,000 of 6% convertible debentures. We issued $200,000 of 6% convertible debentures in December of 1999, $800,000 of 6% convertible debentures in January of 2000, and $2,500,000 of 6% convertible debentures in February of 2000. Exemption from registration is claimed under Section 4(2) of the Securities Act of 1933.

         In June of 1999, we issued 20,000 shares of restricted common stock to Kim DeVigil in consideration for providing public relations services to us. Exemption from registration for this sale is claimed under Section 4(2) of the Securities Act of 1933.

         On September 30, 1999, we issued $1,000,000 principal amount of our 6% Convertible Debentures due 2001, warrants to purchase 200,000 shares of our common stock, and an additional warrant to purchase $1,000,000 principal amount of our 6% Convertible Debentures due 2001 and 200,000 additional shares of our common stock to Bamboo Investors LLC, an accredited investor. Bamboo exercised $200,000 of the warrant to purchase 6% Convertible Debentures in December 1999.Exemption from registration for this sale is claimed under Section 4(2) of the Securities Act of 1933.

         On October 4, 1999, we issued 1,300,000 shares of our restricted common stock to Northstar Advertising, Inc. in connection with their rendition of investment public relations services to us. Exemption from registration for this issuance is claimed under Section 4(2) of the Securities Act of 1933.

         In January of 2000, we sold 6% convertible debentures in the amount of $800,000 and $2,500,000 in February of 2000 to an investor. In addition, the investor purchased a warrant to purchase an additional $2,500,000 of convertible debentures on the same terms, of which the investor has recently exercised and purchased $300,000 in debentures. Exemption from registration for this issuance is claimed under Section 4(2) of the Securities Act of 1933.

         In September 2000, we issued 620,000 shares of Common Stock to the Investor Relations consulting firm used by us. Exemption from registration for this sale is claimed under Rule 506 of Regulation D of the Securities Act of 1933.

         In November 2000, we issued 50,000 shares of Common Stock to a potential investor to reimburse for his due diligence efforts. We decided not to go forward with this transaction. Exemption from registration for this sale is claimed under Rule 506 of Regulation D of the Securities Act of 1933.

         In November 2000, we entered into an investment agreement and related documents with Grandview Court, LLC, an accredited investor, as further described in this registration statement. Pursuant to this investment agreement, we agreed to sell to the investor $30 million of our common stock in return for cash. Exemption from registration for this sale is claimed under Rule 506 of Regulation D of the Securities Act of 1933.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      EXHIBITS

Exhibit
Number         Description of Exhibit
-------------- -----------------------------------------------------------------

3.1      Amended  Articles of  Incorporation  of Access  Power,  Inc.  (filed as
         Exhibit 3.1 to Access Power, Inc.'s quarterly report on Form 10-QSB for the quarter ended September 30, 1999 (the "10-Q") and is hereby incorporated by reference)

3.2 Bylaws of the Registrant (filed as Exhibit 3.2 to Access Power, Inc.'s annual report on Form 10-KSB for the year ended December 31, 1999 (the "10-K") and is hereby incorporated by reference)

4.1      Form of common stock  Certificate of the  Registrant  (filed as Exhibit
         4.1 to the 10-K and is hereby incorporated by reference)

4.2 6% Convertible Debenture due September 30, 2001 (filed as Exhibit 4.2 to the 10-Q and is hereby incorporated by reference)

4.3      Warrant to purchase common stock, par value $0.001 per share, of Access
         Power,   Inc.  (filed  as  Exhibit  4.3  to  the  10-Q  and  is  hereby incorporated by reference)

4.4 Warrant to purchase common stock, par value $0.001 per share of Access Power, Inc. dated November 13, 2000

5* Opinion of Kilpatrick Stockton, LLP with respect to the legality of the securities being registered

10.1 International Master Franchise Agreement between Access Power, Inc. and Access Power Canada, Inc. (filed as Exhibit 10.1 to Access Power, Inc.'s Registration Statement on Form SB-2 (File No. 333-65069) (the "1999 SB-2") and is hereby incorporated by reference)

10.2 Access Power, Inc. Stock Option Plan (filed as Exhibit 10.2 to the 1999 SB-2 and is hereby incorporated by reference)

10.3 Amendment No. 1 to Stock Option Plan (filed as Exhibit 10.3 to the 1999 SB-2 and is hereby incorporated by reference)

10.4     Employment  Agreement  with Howard  Kaskel dated July 1, 1998 (filed as
         Exhibit 10.5 to the 1999 SB-2 and is hereby incorporated by reference)

10.5 Agreement to terminate Master Franchise Agreement between Access Power, Inc. and Access Power Canada, Inc. dated December 11, 1998 (filed as
         Exhibit 10.6 to the 1999 SB-2 and is hereby incorporated by reference)

10.6** Internet Telephony Services Agreement dated December 14, 1998, between Access Power, Inc. and Access Universal, Inc. (filed as Exhibit 10.7 to the 1999 SB-2 and is hereby incorporated by reference)

10.7 Office Lease Agreement between Douglas Partnerships II, and Access Power, Inc. dated August 1, 1997 (filed as Exhibit 10.9 to the 1999 SB-2 and is hereby incorporated by reference)

10.8 Retainer Agreement dated September 23, 1999, among Access Power, Inc., Tatum CFO Partners, LLP, and Howard Kaskel (filed as Exhibit 10.1 to the 10-Q and is hereby incorporated by reference)

10.9 Securities Purchase Agreement dated as of September 30, 1999, among Access Power, Inc., certain shareholders of Access Power, Inc. named therein, and Bamboo Investors, LLC (filed as Exhibit 10.2 to the 10-Q and is hereby incorporated by reference)

10.10 Warrant to purchase 6% Convertible Debentures and common stock warrants of Access Power, Inc. (filed as Exhibit 10.3 to the 10-Q and is hereby incorporated by reference)

10.11 Registration Rights Agreement, dated as of September 30, 1999, by and among Access Power, Inc. and Bamboo Investors LLC (filed as Exhibit
         10.4 to the 10-Q and is hereby incorporated by reference)

10.12 Share Exchange Agreement dated as of September 30, 1999 between Access Power, Inc. and each of Glenn Smith, Maurice Matovich, Howard Kaskel, and Tod Smith (filed as Exhibit 10.5 to the 10-Q and is hereby incorporated by reference)

10.13** Web services agreement as of August 6, 1999, between Access Power, Inc. and Lycos-Bertelsmann GmbH (filed as Exhibit 10.6 to the 10-Q and is hereby incorporated by reference)

10.14 Consulting Agreement dated as of October 4, 1999 between Access Power, Inc. and Northstar Advertising, Inc. (filed as Exhibit 10.7 to the 10-Q and is hereby incorporated by reference)

10.15 Investment Agreement between Access Power, Inc. and Grandview Court, LLC dated as of November 13, 2000.

10.16 Registration Rights Agreement between Access Power, Inc. and Grandview Court, LLC dated as of November 13, 2000.

10.17 Escrow Agreement between Access Power, Inc. and Grandview Court, LLC dated as of November 13, 2000.

23.1     Consent of Kilpatrick Stockton, LLP (included in Exhibit 5.1).

23.2     Consent of Parks, Tschopp, Whitcomb & Orr, dated December 14, 2000

24.1     Power of Attorney (included in Signature Page)


---------------------------
*    Filed herewith.


**   Certain portions of this exhibit have been omitted pursuant to the grant of a request for confidential treatment.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to Registration Statement to be signed on its behalf by the undersigned, in the city of Ponte Vedra, State of Florida, on the 20th day of December, 2000.


                                                  ACCESS POWER, INC.


                                                  By:     *
                                                      --------------------------
                                                       Glenn A. Smith
                                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 20th day of December, 2000, in the capacities indicated.

            Signature                                       Position
            ---------                                       --------

     *                                 Glenn A. Smith, President and Chief Executive Officer
-----------------------------------    and Director (Principal Executive Officer)


     *                                 Howard L. Kaskel, Chief Financial Officer (Principal
-----------------------------------    Financial and Accounting Officer)


     *                                 Tod R. Smith, Director
-----------------------------------


  /s/ Maurice J. Matovich              Maurice J. Matovich, Director
-----------------------------------


* By: /s/ Maurice J. Matovich
     -------------------------------------
     Maurice J. Matovich, Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------


5.       Opinion of Kilpatrick Stockton, LLP11